UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.   )

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National American University Holdings, Inc.
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5301 Mt. Rushmore Road
Rapid City, South Dakota 57701

September 21, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of National American University Holdings, Inc., to be held at the Holiday Inn-Rushmore Plaza, 505 North Fifth Street, Rapid City, South Dakota 57701, commencing at 9:00 a.m. Mountain Time on Tuesday, October 9, 2018.

The accompanying Notice of Annual Meeting and the proxy statement that follow describe the matters to be considered and voted upon at the Annual Meeting. At the Annual Meeting, I will also report on the progress of our business during the past year, and you will have an opportunity to ask questions.

I hope that you will be able to attend the Annual Meeting. It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free number provided or over the Internet, as described in the enclosed materials.  You may also mark, sign and date the enclosed proxy card and return it in the envelope provided.

Sincerely,

Ronald L. Shape
President and Chief Executive Officer

5301 Mt. Rushmore Road
Rapid City, South Dakota 57701

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, October 9, 2018, at 9:00 a.m., Mountain Time

Place:	Holiday Inn-Rushmore Plaza, 505 North Fifth Street, Rapid City, South Dakota 57701

Items of Business:	1.	To elect the nine persons named in the accompanying proxy statement to serve as directors on our Board of Directors;

	2.	To approve our named executive officers’ compensation in an advisory vote;

	3.	To adopt the National American University Holdings, Inc. 2018 Stock Option and Compensation Plan;

	4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2019; and

	5.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment of the meeting.

Record Date:	You may vote if you were a stockholder of record of National American University Holdings, Inc. as of the close of business on August 14, 2018.

Proxy Voting:
Your vote is important. Regardless of the number of shares you own and whether or not you plan to attend the annual meeting in person, we urge you to read the proxy statement and vote using one of the methods listed below:

	1.	Attending the annual meeting and voting in person;

	2.	By visiting the web site at www.proxyvote.com, 24 hours a day, seven days a week, through 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on October 8, 2018;

	3.	By calling (within the U.S. or Canada) toll-free 1-800-690-6903, 24 hours a day, seven days a week, through 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on October 8, 2018; or

	4.	By marking, dating, signing and returning the proxy card in the postage-paid envelope included in printed proxy materials.

You may revoke your proxy at any time prior to the annual meeting and delivery of your proxy will not affect your right to vote in person if you attend the meeting.
By Order of the Board of Directors

Rapid City, South Dakota		Ronald L. Shape
September 21, 2018		President and Chief Executive Officer

TABLE OF CONTENTS

PAGE
GENERAL INFORMATION	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING	1

QUESTIONS AND ANSWERS ABOUT PROXY SOLICITATION	4

ADDITIONAL INFORMATION	5

CORPORATE GOVERNANCE	5
Director Independence	5
Board’s Role in Risk Oversight	5
Board Leadership Structure	6
Certain Relationships and Related Transactions	6
Board Committees and Their Functions	6
Audit Committee	6
Compensation Committee	7
Board Meetings and Attendance	7
Director Nomination Process	7
Communications with the Board of Directors	8

PROPOSAL NUMBER 1—ELECTION OF DIRECTORS	9
General Information	9
Board Voting Recommendation	9
Nominees and Directors	9

EXECUTIVE OFFICERS	12

EXECUTIVE AND DIRECTOR COMPENSATION	13
Summary Compensation Table	15
Discussion of Executive Compensation Decisions	16
Outstanding Equity Awards at Fiscal Year-End	19
Employment Agreements	20
Director Compensation and Benefits	21
Beneficial Ownership of Principal Stockholders, Directors and Management	22
Section 16(a) Beneficial Ownership Reporting Compliance	25
Audit Committee Report	25

PROPOSAL NUMBER 2—STOCKHOLDER ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	26
Board Voting Recommendation	26

PROPOSAL NUMBER 3—ADOPTION OF 2018 Stock Option and Compensation Plan	26

PROPOSAL NUMBER 4—RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	33
Independent Registered Public Accounting Firm Fees and Services	33
Audit Committee Pre-Approval Policies and Procedures	34
Board Voting Recommendation	34

OTHER BUSINESS	35

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS	35

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING	35

APPENDIX A – NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. 2018 STOCK OPTION AND COMPENSATION PLAN

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
5301 Mt. Rushmore Road
Rapid City, South Dakota 57701

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS—OCTOBER 9, 2018

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of National American University Holdings, Inc. (the “Company,” “NAUH,” “we,” “us,” or “our”) to be voted at our 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, October 9, 2018, at 9:00 a.m. Mountain Time, at the Holiday Inn-Rushmore Plaza, 505 North Fifth Street, Rapid City, South Dakota 57701, or at any postponement or adjournment of the Annual Meeting.  We are first making the proxy statement and form of proxy card available to our stockholders on or about September 21, 2018.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will vote on the following items of business:

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Elect the nine nominees named in the proxy statement to the Board, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal;

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Approve by an advisory vote the compensation of our named executive officers;

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Adopt the Company’s 2018 Stock Option and Compensation Plan;

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Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2019; and

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Conduct such other business as may properly come before the Annual Meeting. Presently, management is not aware of any other business to come before the Annual Meeting.

In addition, management will report on the performance of our business and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

In order to vote at the Annual Meeting, you must be a stockholder of record of the Company as of August 14, 2018, the record date for the Annual Meeting. You have one vote for each share of our common stock you own, and you can vote those shares for each item of business to be addressed at the Annual Meeting. If your shares are held in “street name” (that is, through a brokerage firm, bank or other nominee), you will receive instructions from the stockholder of record that you must follow in order for your shares to be voted as you choose.

How many shares must be present to hold a valid Annual Meeting?

For us to hold a valid Annual Meeting, we must have a quorum, which means that a majority of the outstanding shares of our common stock that are entitled to vote are present at the Annual Meeting. As of the record date, there were 24,348,425 shares of our common stock outstanding and entitled to vote. There are no other classes of capital stock outstanding. Your shares will be counted as present at the Annual Meeting if you:

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Vote via the Internet or by telephone;

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Properly submit a proxy card (even if you do not provide voting instructions); or

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Attend the Annual Meeting and vote in person.

How many votes are required to approve an item of business?

 Assuming a quorum is present at the Annual Meeting:

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The election to the Board of each nominee for director requires the affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting.

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The approval, in a non-binding advisory vote, of the compensation paid to our named executive officers as set forth in this Proxy Statement requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting. Although the advisory vote on compensation paid to our named executive officers is non-binding, our Board will review the result of the vote and will consider it in making a determination concerning executive compensation in the future.

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The adoption of the Company’s 2018 Stock Option and Compensation Plan requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

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The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2019 requires the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

How do I vote my shares if they are held in nominee “street name,” such as by a brokerage firm, bank or other nominee?

If on the record date you hold shares of our common stock in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner of the shares and hold such shares in “street name.” As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares. The nominee that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you bring a proxy from your broker, bank or other nominee to the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote by following the voting instructions provided to you by your nominee to ensure that your vote is counted. If you do not provide voting instructions to your nominee, your nominee will not be permitted to vote your shares in its discretion on all of the items of business, except for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year. In the past, if you held your shares in “street name” and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf on the election of directors as they thought appropriate. Recent changes in regulation took away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Therefore, it is particularly important for street name holders to instruct their brokers or banks as to how they wish to vote their shares.

How will abstentions and broker non-votes affect the quorum and voting?

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If you withhold your vote on the election of directors or abstain from voting on the other proposals, you will still be considered present at the Annual Meeting for purposes of determining a quorum.

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If you withhold your vote from the election of a director nominee, this will reduce the number of votes cast for that nominee.

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If you abstain from voting on a proposal, other than on the election of directors, you will be deemed to have voted against that proposal.

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If you do not vote your shares that are held in nominee “street name,” such as by a brokerage firm, and your nominee does not have discretionary power to vote your shares on a particular matter, the failure of the nominee to vote the shares on that matter is called a “broker non-vote.” Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum. Broker non-votes, however, will not be counted in determining the number of shares voted for or against the matter.

How does the Board recommend that I vote?

The Board recommends that you vote:

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FOR the election of each of the nine director nominees named in this proxy statement;

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FOR the approval by an advisory vote of the compensation of our named executive officers;

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FOR the adoption of the Company’s 2018 Stock Option and Compensation Plan; and

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FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2019.

How do I vote?

If you are a stockholder of record (that is, if your shares are owned directly in your name and not in “street name” through a broker), you may vote in any of the following ways:

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By attending the Annual Meeting and voting in person;

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By voting by proxy over the Internet or calling toll-free (within the U.S. or Canada) by following the instructions provided in the proxy materials; or

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By marking, dating, signing and returning the proxy card.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy so that your vote will be counted if you later decide not to attend the meeting.

If you wish to vote by Internet or telephone, you must do so before 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on October 8, 2018. After that time, Internet and telephone voting will not be permitted, and a stockholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person.

“Street name” stockholders who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares of record.

How are my voting instructions carried out?

If you vote by telephone or through the Internet, and the Company receives it in the time provided above, the persons named as proxies will vote your shares in the manner that you specify. Proxy cards that are properly executed, duly returned and not revoked will be voted in the manner specified. If a proxy card is properly executed but does not specify any or all choices for each proposal, the proxy will be voted as follows:

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FOR the election of the nine nominees for director as described in this proxy statement;

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FOR the approval by an advisory vote of the compensation of our named executive officers;

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FOR the adoption of the Company’s 2018 Stock Option and Compensation Plan;

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FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending May 31, 2019; and

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In the discretion of the persons named in the proxy, as to such other matters as may be properly come before the Annual Meeting.

What if I change my mind after I vote via proxy?

You may revoke your proxy at any time before your shares are voted at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

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Submitting a later-dated proxy until 11:59 p.m. Eastern Time (9:59 p.m. Mountain Time) on October 8, 2018;

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Voting in person at the Annual Meeting; or

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Providing written notice revoking your proxy vote to our Corporate Secretary at our principal office prior to the Annual Meeting.

If on the record date you held shares of our common stock in an account with a brokerage firm, bank, or other nominee, then you must instruct the nominee that holds your shares of your desire to change or revoke your voting instructions.

QUESTIONS AND ANSWERS ABOUT PROXY SOLICITATION

How are proxies solicited?

We will request that brokerage firms, banks, other custodians, nominees, fiduciaries and other representatives of stockholders forward proxy materials and annual reports to the beneficial owners of our common stock. We may solicit proxies by mail, in person, by telephone, through electronic transmission and by facsimile transmission. Our directors, officers and employees will not receive additional compensation for soliciting stockholder proxies.

Who will pay for the cost of soliciting proxies?

We will pay all of the costs of preparing, printing and distributing proxy materials. We will reimburse brokerage firms, banks and other representatives of stockholders for reasonable expenses incurred by them in sending proxy materials and annual reports to the beneficial owners of our common stock.

ADDITIONAL INFORMATION

Where can I find additional information about National American University Holdings, Inc.?

Our reports on Forms 10-K, 10-Q and 8-K, and other publicly available information should be consulted for other important information about us. You can also find additional information about us on our website at www.national.edu.

CORPORATE GOVERNANCE

Our Board is elected by our stockholders to oversee our business and affairs. The Board monitors and evaluates our business performance through regular communication with our chief executive officer and by holding Board meetings and Board committee meetings.

The Board values effective corporate governance and adherence to high legal and ethical standards. We have adopted the Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to our employees, officers and members of our Board. This Code of Conduct is intended to deter wrongdoing and to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission (the “SEC”), compliance with applicable laws, rules and regulations, prompt internal reporting of violations of the Code of Conduct, accountability for any violation of the Code of Conduct, and a culture of compliance and ethics. Our Code of Conduct is posted on our website at www.national.edu under the “Investor Relations” link. A paper copy is available to stockholders free of charge upon request to our Corporate Secretary.

Director Independence

We adhere to the director independence requirements under The NASDAQ Stock Market LLC (“NASDAQ”) corporate governance rules. For a director to be considered independent under NASDAQ rules, the Board must affirmatively determine that a director or director nominee does not have a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Under these director independence standards, the Board has determined that each of current directors Mr. Berzina, Dr. Crane, Mr. Halbert, Mr. Rowan and Dr. Saban is independent. The Board based these determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors.

Board’s Role in Risk Oversight

Our Board is responsible for oversight of our risks assessment and management process. The Board executes this oversight responsibility directly and through the standing committees of the Board. The Board and its committees regularly review and discuss with management our material strategic, operational, financial, regulatory compliance, and compensation risks.

The audit committee performs a central oversight role with respect to financial and compliance risks. The audit committee reviews and assesses the qualitative aspects of financial reporting, process to manage financial and financial reporting risk, and compliance with applicable legal, ethical and regulatory requirements. The audit committee regularly reports its findings to the Board. The compensation committee reviews and discusses with management the impact of our compensation policies and practices on risk taking within our organization. The Board dissolved the corporate governance and nominating committee on October 29, 2012 but, prior to its dissolution, the corporate governance and nominating committee assisted the Board in overseeing management’s processes for the assessment and management of non-financial risks and the steps that management has taken to monitor and control exposure to such risks. The Board has taken the responsibility of overseeing these risks since the dissolution of the corporate governance and nominating committee.

Board Leadership Structure

Our Board elects its Chairman and appoints the Company’s Chief Executive Officer according to what it determines is best for the Company and its stockholders at any given time. The offices of Chairman and Chief Executive Officer are currently held separately, which the Board has determined is in the best interests of the Company and its stockholders at this particular time. However, the Board does not believe there should be a fixed rule as to whether the offices of Chairman and Chief Executive Officer should be vested in the same person or two different people, or whether the Chairman should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to fulfill these roles may dictate different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interest of the Company and its stockholders.

Certain Relationships and Related Transactions

Our Code of Conduct requires our employees to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest. The employees also are responsible to disclose to our compliance officer any actual or perceived conflict of interest. Related party transactions with respect to companies like ours are defined under the SEC rules. A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position. Related party transactions are not permitted without the prior consent of our audit committee, or other independent committee of our Board if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. In approving or rejecting the proposed transaction, our audit committee will consider the facts and circumstances available and deemed relevant to the committee, including the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our audit committee will approve only those agreements and arrangements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our audit committee determines in the good faith exercise of its discretion. The audit committee and disinterested directors approved the following related party transactions.

Mr. Robert D. Buckingham, co-vice chairman of our Board, has a son, Michael Buckingham, and a daughter, Deborah Buckingham, who are employed by the Company, and in the aggregate their compensation exceeded $120,000 during the fiscal year ended May 31, 2018. Michael Buckingham’s compensation during that period was $146,915 and Deborah Buckingham’s compensation during that period was $77,247.

Our real estate operations conduct business through various projects and associations, including Fairway Hills I and II, Park West, Vista Park, Arrowhead View, Fairway Hills Park and Recreational Association, the Vista Park Homeowners’ Association and the Park West Homeowners’ Association. Park West consists of 48 apartment units and is owned by a partnership that is 50% owned by the Company and 50% owned by members of the Buckingham family (including Robert Buckingham, co-vice chairman of our board of directors, and his siblings and the spouses and estates of his siblings).

Board Committees and Their Functions

Our Board has established a standing audit committee and a compensation committee. It is our policy that all directors should attend the Annual Meeting. All directors attended last year’s annual meeting of stockholders.

Audit Committee

The audit committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. The audit committee reviews and assesses the qualitative aspects of our financial reporting, our processes to manage business and financial risk and our compliance with significant applicable legal, ethical and regulatory requirements. The audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The current members of our audit committee are Dr. Saban, who serves as chair of the committee, Dr. Crane and Mr. Berzina. Our Board has determined that Dr. Saban is an “audit committee financial expert,” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. Each member of our audit committee is independent under the NASDAQ rules and pursuant to Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

The audit committee held four regular meetings during the fiscal year ended May 31, 2018.

The audit committee has adopted a written charter. The audit committee reviews and assesses the adequacy of its written charter on an annual basis. A current copy of the audit committee charter may be found on our website at www.national.edu under the “Investor Relations” link and is available in print to any stockholder who requests it from our Corporate Secretary.

Compensation Committee

Among its various duties and responsibilities, the compensation committee is responsible for recommending to the Board the compensation and benefits of our chief executive officer, establishing the compensation and benefits of our other executive officers, monitoring compensation arrangements applicable to our chief executive officer and other executive officers in light of their performance, effectiveness and other relevant considerations and administering our equity incentive plans. The compensation committee also recommends to the Board the total compensation paid to non-management directors. As part of establishing compensation and benefits of our executive officers other than our chief executive officer, our chief executive officer discusses with and recommends to the compensation committee the compensation of executive officers other than himself. The compensation committee has the authority to retain and terminate a consultant or other outside advisor on compensation matters and reviews and discusses with our Board corporate succession plans for the chief executive officer and other key officers. See the “Executive and Director Compensation” section of this proxy statement for additional information regarding our processes and procedures for the consideration and determination of compensation of our named executive officers.

The current members of our compensation committee are Mr. Halbert, who serves as chair of the committee, Dr. Crane and Dr. Saban. The composition of our compensation committee meets the independence requirements of NASDAQ required for approval of the compensation of our chief executive officer and other executive officers.

The compensation committee held four regular meetings during the fiscal year ended May 31, 2018.

The compensation committee has adopted a written charter. The compensation committee has the authority to retain outside advisors to assist it in the performance of its duties. A current copy of the compensation committee charter may be found on our website at www.national.edu under the “Investor Relations” link and is available in print to any stockholder who requests it from our Corporate Secretary.

Board Meetings and Attendance

The Board held four regular meetings during the fiscal year ended May 31, 2018. Each incumbent director attended, in person or by telephone, at least 75% of the meetings of both the Board and Board committees on which he or she served.

Director Nomination Process

The Board is responsible for nominating the candidates for election to the Board and acting with respect to corporate governance policies and practices, including board size and membership qualifications, new director orientation, committee structure and membership and succession planning of our chief executive officer and other key executive officers. The Board does not have a separate corporate governance and nominating committee. In accordance with the requirements of NASDAQ, the director nominees are recommended for the Board’s selection by or selected by independent directors constituting a majority of the Board’s independent directors (the “Independent Directors”) in a vote in which only independent directors participate.

The Board regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board utilizes a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Board through current Board members, professional search firms, stockholders, or other persons. These candidates are evaluated by the Independent Directors and may be considered at any point during the year.

All director nominees selected or recommended by the Independent Directors and all individuals appointed to fill vacancies created between our annual meetings of stockholders are required to stand for election by our stockholders at the next annual meeting. When there is an opening on the Board, the Independent Directors will consider candidates who meet the requisite director qualification standards determined by the Board. When current Board members are considered for nomination for re-election, their prior contributions to the Company as directors and meeting attendance records are taken into account. The Independent Directors will consider qualified candidates for possible nomination that are submitted by our stockholders. Stockholders may make such a submission by sending the following information to the Board, c/o Corporate Secretary at the address listed below in “Communications with the Board of Directors”:

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the name and address of the stockholder who intends to make the nomination;

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the name and address of the candidate and a brief biographical sketch and resume;

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the contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and

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a signed statement confirming the submitting stockholder’s current status as a stockholder and the number of shares currently held.

The Independent Directors will evaluate the submission of a proposed candidate by a stockholder, based on our specific needs at that time. Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates. On the basis of information learned during this process, the Independent Directors will determine whether to recommend a candidate for election as a director at the next annual meeting.

Any stockholders desiring to present a nomination for consideration by the Board prior to our 2019 annual meeting must do so no later than May 23, 2019 in order to provide adequate time to duly consider the nominee.

Communications with the Board of Directors

Any stockholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to:

Board of Directors
National American University Holdings, Inc.
Attention: Corporate Secretary
5301 Mt. Rushmore Road
Rapid City, South Dakota 57701

Our Corporate Secretary will forward communications received to the chair of the audit committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate.

PROPOSAL NUMBER 1—ELECTION OF DIRECTORS

General Information

Our Bylaws provide that the number of directors shall be fixed from time to time by the Board, not to exceed nine directors. The Board has currently fixed the number of directors at nine. The Board has decided to nominate the nine current directors to next year’s Board. Our Bylaws also provide that each director shall be elected each year by the stockholders at the annual meeting of stockholders, to hold office for a term of one year and until a successor is elected and qualified.

The Board has determined that a majority of our current directors qualify as “independent” directors under NASDAQ rules, and that each of the nominees Dr. Crane, Dr. Saban, Mr. Halbert, Mr. Berzina and Mr. Rowan is independent.

You may vote for all, some or none of the nominees to be elected to the Board. You may not vote for more individuals than the number nominated, however. The affirmative vote of a plurality of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting is necessary to elect each director nominee. Each nominee has accepted the nomination and agreed to serve as a director. We have no reason to expect that any of the nominees will fail to be a candidate at the Annual Meeting and, therefore, do not have in mind any substitute or substitutes for any of the nominees. If any of the nominees should be unable to serve as a director (which event is not anticipated), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under the proxies. All of the nominees are currently members of the Board and there are no family relationships among the nominees.

IF YOU RETURN A PROXY CARD THAT IS PROPERLY SIGNED BUT YOU HAVE NOT MARKED YOUR VOTE, THAT PROXY WILL BE VOTED TO ELECT ALL OF THE NOMINEES.

Board Voting Recommendation

Management and the Board recommend that stockholders vote “FOR” the election of each of the nine nominees listed below to constitute our Board.

Nominees and Directors

Robert D. Buckingham, 82, became chairman of our Board as of the closing of our transaction with Dlorah in November 2009 and served in his capacity as chairman until August 2018. In August 2018, Mr. Buckingham was appointed to the position of co-vice chairman of our Board. Mr. Buckingham has served as president of Dlorah since 1986 and as chairman of the board of directors of Dlorah. Mr. Buckingham has served as chairman of the board of governors of National American University (“NAU”) since 1991. He is a member of the board of directors of the Rapid City Defense Housing Corporation, which owns and leases the Dakota Ridge housing. From 1960 to 1981 he worked in various executive and management positions in transportation and real estate development organizations. Mr. Buckingham has a B.S. in Business Management from the University of Colorado. Mr. Buckingham is the father of Michael Buckingham, who is the president of our real estate operations, and of Deborah Buckingham, who is a business manager in our real estate operations.

Mr. Buckingham’s prior substantial experience as president and chairman of the board of directors of Dlorah enables him to bring significant experience to the Board relating to industry experience, depth of knowledge and familiarity with the Company with unique insights into the Company’s challenges, opportunities and operations.

Dr. Jerry L. Gallentine, 77, is the co-vice chairman of our Board. He joined our Board and was appointed as our president as of the closing of our transaction with Dlorah on November 23, 2009. Dr. Gallentine served as our president from 2009 until July 2015, as university president of NAU from 1993 until July 2015 and as the chief executive officer of NAU from 1993 until April 2009. Dr. Gallentine also currently serves on the board of directors of Salem International University and Schiller International University. Dr. Gallentine has over 50 years of experience in the education industry. He served as president of Western New Mexico University from 1990 to 1993 and was president of Peru State College in Nebraska from 1982 to 1990. From 1979 to 1982, Dr. Gallentine was president at Labette Community College in Parsons, Kansas. He was an assistant professor of biology at Midland Lutheran College in Fremont, Nebraska, from 1965 through 1968. Dr. Gallentine has served in many educational and cultural leadership roles, including past president of the board of directors of the Nebraska Educational Television Council for Higher Education, past chairman of the Council of Presidents of the Nebraska State College System, member of the board of directors of the Nebraska Humanities Council and founding member of the Nebraska Foundation for the Humanities. Dr. Gallentine has a B.S. from Fort Hays (Kansas) State University, and a M.Ed., M.S. and Ph.D. from the University of Toledo.

Dr. Gallentine’s experience as university president and chief executive officer of NAU brings significant expertise, skills and experience to the Board with respect to leadership, business operations and industry knowledge.

Dr. Ronald L. Shape, 51, joined our Board in April 2013. Dr. Shape is also our president and chief executive officer. Dr. Shape served as chief executive officer since the closing of our transaction with Dlorah on November 23, 2009, and received the added role of president during fiscal year 2016. Dr. Shape also served as our chief financial officer from November 2009 until October 2011. He has been the chief executive officer of NAU since April 2009, and was the chief operating officer of NAU from 2006 until 2009. Dr. Shape also served as the chief fiscal officer of NAU from 2002 until the closing of our transaction with Dlorah. In 2001, Dr. Shape was selected as the assistant to the university president of NAU and served as regional president for the Minnesota region with NAU in 2000. Dr. Shape worked in a number of different positions at NAU from 1991 to 2000, including system controller, assistant director of financial aid and student account specialist. Since 2013, Dr. Shape has been serving on the board of directors of the Education Consolidation Corp., an investment vehicle that consolidates quality post-secondary education institutions throughout Canada, and of Sodak Development, Inc. Dr. Shape has a B.A. from Dakota Wesleyan University and an MBA and Ed.D. from the University of South Dakota.

Dr. Shape’s particular qualifications for service on our Board include his substantial experience and understanding of the Company’s business, and industry knowledge.

Dr. Therese K. Crane, 68, joined our Board in January 2010. Since August 2003, she has operated Crane Associates, an educational technology consulting practice, advising educational technology companies in business strategy, marketing and sales. She currently serves in various leadership capacities within the education industry, including as a trustee for the Western Governors University, and as a board member of Curriki Foundation, a non-profit providing open source curriculum to teachers and parents worldwide. In 2016, Dr. Crane joined the board of directors of Alma Technologies and n2y, both software companies for K-12 schools. From 2012 to April 2014, Dr. Crane served on the board of Renaissance Learning, an educational assessment and learning analytics company. From 2003 to June, 2011, she served as a consultant for e-Luminate Group, an education consulting firm. From 2006 to 2012, she was a board member of Tutor.com. Between 2004 and 2011, Dr. Crane served as Chairman of the Board of Noble Learning Communities, Inc., a publicly traded school management company. Formerly, Dr. Crane was a senior executive at Apple and AOL and the President of Josten’s Learning. Dr. Crane started her career as an elementary school classroom teacher. Dr. Crane has a B.S. in elementary education from the University of Texas at Austin, a M.Ed. in early childhood education and an Ed.D. in administrative leadership from the University of North Texas.

Dr. Crane’s prior experience on our Board and her extensive consulting work in the educational technology industry brings considerable expertise, leadership and sound guidance to the Board. Further, Dr. Crane’s experience as a board member of other public companies adds expertise to our compensation and audit committees.

Dr. Thomas D. Saban, 66, joined our Board as of the closing of our transaction with Dlorah on November 23, 2009. He currently serves as vice president of finance and administration at Prairie State College in Chicago Heights, Illinois. He served as the vice president of administration and finance and chief financial officer of Rocky Vista University, College of Osteopathic Medicine from November 2008 to October 2011. Dr. Saban has over 26 years of experience in the education industry. He served as the vice president for finance and administration/chief financial officer at Texas A&M University from September 2007 to November 2008, associate vice president for planning, budgets and research at St. Petersburg College in Florida from October 2002 to September 2007 and as the vice president for administration and finance/chief financial officer at Worcester State College in Massachusetts from September 1996 to October 2002. He also served as the vice president for finance and administration/chief financial officer of Chadron State College in Nebraska from July 1990 to September 1996. Dr. Saban held a number of other educational and leadership roles from 1982 to 1990, including as controller, director of finance and system coordinator/project leader. Dr. Saban has a B.S. from the University of Wyoming, an MBA from the University of Miami and a Ph.D. from Barry University.

Dr. Saban is a licensed CPA and his financial expertise in the education industry provides valuable specialized knowledge and financial and analytical skill to the Board.

Richard L. Halbert, 76, joined our Board in June 2012. Mr. Halbert has served as a member of NAU’s Board of Governors for the past 16 years and is a former chair of the National American University Foundation, which was originally established as the NCB Foundation in 1967 for the purpose of making loans and providing scholarships, fellowships, grants, and other financial assistance to or for the benefit of students and faculty of NAU. From 2001 to 2007, Mr. Halbert also served as a member of the board of trustees for the Nebraska State College Board, which oversees the three Nebraska state colleges. Mr. Halbert possesses over 26 years of operational and business advisory experience. In 1991, he co-founded Arck Foods, Inc., a ham processing company, for which he currently serves as secretary and corporate counsel. Since 1991, he has also served as president and secretary of Ol’ Farmers Brand, Inc., a subsidiary of Arck Foods, Inc. that sells hams to Walmart. Since 1982, Mr. Halbert has served as a member of the board of directors of Southeast Nebraska Communications, Inc., for whom he is also corporate counsel. As an attorney at law whose firm Halbert, Dunn & Halbert, L.L.C. provides estate planning and business counseling, Mr. Halbert brings over 43 years of extensive legal experience to the Board. He is a Fellow in The American College of Trust and Estate Counsel.

Mr. Halbert’s past contributions to our Company and extensive experience in higher education, corporate development, and legal advisory provides valuable knowledge and experience to our Board.

Jeffrey B. Berzina, 46, served as the Vice President – Strategic Planning and Corporate Development of Black Hills Corporation, a diversified energy company publicly traded on the New York Stock Exchange, from March 2013 through June 2018. Mr. Berzina also held various other positions at Black Hills Corporation, including Vice President – Corporate Controller from May 2009 to March 2013, Vice President – Finance from November 2008 to May 2009, Assistant Corporate Controller from May 2004 to November 2008, and Director of Financial Reporting/Manager of Financial Reporting from July 2000 to May 2004. In addition, Mr. Berzina has served on the Financial Advisory Counsel and Investment Committee of Rapid City Catholic Diocese since August 2013. Mr. Berzina is a University of South Dakota graduate and has practiced as a Certified Public Accountant.

Mr. Berzina’s considerable experience overseeing strategic planning, mergers and acquisitions, and the accounting/finance function of a publicly traded company and his extensive knowledge of the SEC rules and regulations and accounting rules along with his strong understanding of the design and management of internal controls over financial reporting brings an in-depth and wide range of experience, particularly with respect to financial and regulatory matters, to our Board.

James A. Rowan, 69, joined our Board in November 2014. Mr. Rowan currently serves as a Partner at Parchman Vaughan & Company, L.L.C., a private investment banking firm specializing in education. In 1993, Mr. Rowan joined Legg Mason Capital Markets, which was subsequently acquired by Stifel, Nicolaus & Company, Incorporated, and played an integral role in developing the firm’s significant investment banking role in the proprietary education and training industries. Prior to this, Mr. Rowan was a venture capitalist for six years and prior to that was a senior financial executive at ITT Corporation and City Investing Company, based in New York and London. A graduate of The Lawrenceville School, he received a bachelor’s degree in economics from Cornell University and an MBA in Finance from the Johnson Graduate School of Management at Cornell. From 2008 to 2017, Mr. Rowan was also a trustee of Waynesburg University. He remains active in alumni affairs at Lawrenceville and Cornell, where he is on the Dean’s Leadership Committee for the Johnson School.

Mr. Rowan’s extensive experience in finance and investment banking, particularly as it relates to the education space, adds valuable knowledge to the Board.

Dr. Edward Buckingham, 50, joined our Board in October 2016 and was elected as chairman of the Board in August 2018. Mr. Buckingham is a medical doctor, and the founder, director and owner of the Buckingham Center for Facial Plastic Surgery in Austin, Texas. Dr. Buckingham started his professional career as an auditor with Coopers and Lybrand. He founded the Buckingham Center for Facial Plastic Surgery in July, 2003 after completing his residency at the University of Texas, and fellowship at New England Laser and Cosmetic Surgery Center in June, 2003. Dr. Buckingham is a current board member for the American Board of Facial Plastic and Reconstructive surgery, and is a frequent publisher and lecturer on facial plastic surgery. Dr. Buckingham is the son of Mr. Robert Buckingham, co-vice chairman of the Company’s Board, and the grandson of Mr. Harold Buckingham, the founder of NAU. Dr. Buckingham grew up in Rapid City, South Dakota following the growth and developments of his family business. Dr. Buckingham earned his accounting degree from Southern Methodist University, and his doctor of medicine degree from University of Texas Medical Branch at Galveston with highest honors.

Dr. Buckingham’s life-long involvement with NAU, his audit experience with Coopers and Lybrand, and management of his own medical practice brings in-depth knowledge and experience with respect to finance, management and NAU’s business to the Board.

EXECUTIVE OFFICERS

The following sets forth information about our non-director executive officers as of the date of this proxy statement. For information regarding Dr. Ronald L. Shape, our chief executive officer, see “PROPOSAL NUMBER 1—ELECTION OF DIRECTORS—Nominees and Directors.”

Name	Position
Dr. Ronald L. Shape	President and Chief Executive Officer
Dr. David K. Heflin	Chief Financial Officer
Dr. Lynn Priddy	Provost and Chief Academic Officer

Dr. David K. Heflin, 57, is the Chief Financial Officer and began his career with the Company in June 2015. From 2008 to 2014, Dr. Heflin was the campus president at Colorado Technical University’s Sioux Falls, South Dakota campus, where he was responsible for all campus functions. Before starting his most recent position in 2008, Dr. Heflin served as vice president of business and operations at Clayton State University in Morrow, Georgia from 2005. From 2001 to 2005, Dr. Heflin served as the chief financial officer and chief operating officer at the University of Sioux Falls, where he was responsible for various financial, information technology and enrollment management matters, among others. Prior to his higher education experience, Dr. Heflin served BellSouth, ICG Telecommunications, Inc., and USWest in various leadership positions in accounting and financial management. Dr. Heflin is a licensed certified public accountant and a certified management accountant. He holds an Ed.D. in Leadership from the University of St. Thomas in St. Paul, Minnesota, a Master of Arts degree in Political Science and a Bachelors of Professional Accountancy from Mississippi State University.

Dr. Lynn Priddy, 58, serves as Provost and Chief Academic Officer of National American University. She joined National American University in 2013 after serving 14 years with the Higher Learning Commission of NCA, the largest United States regional accreditor. Dr. Priddy served as the Vice President for Accreditation Services during her last seven years with the Commission. At the Commission, she was responsible for the accreditation processes, including the decision process, the peer corps and peer review, education and training, and the Academy for Assessment of Student Learning, for which she was the founding director. In her 14-year tenure at the Commission, Dr. Priddy played a pivotal leadership role in the conceptualization of the Commission’s new accrediting process, Pathways, the development of the 1600+ member Peer Review Corps, the establishment of AQIP, the alternative accrediting process based on continuous quality improvement principles, and the founding of the Academy for Persistence and Completion. Dr. Priddy began her higher education career at Nicolet College. She is a summa cum laude graduate of the State University of New York at Geneseo with a B.A. in English, a summa cum laude graduate of the University of Minnesota-Twin Cities with an M.A. in English; and a summa cum laude graduate of Capella University with a Ph.D. in Higher Education, research and evaluation.

EXECUTIVE AND DIRECTOR COMPENSATION

Overview

The compensation committee sets the compensation principles that guide the design of our compensation plans and programs for executive management. The compensation committee is charged with establishing, implementing and continually monitoring the executive compensation program, and in doing so endeavors to achieve and maintain a comprehensive package that is both fair and competitive, in furtherance of our overall objectives.

Our compensation program is designed to attract and retain highly qualified, ethical personnel and to encourage and reward superior company performance, with the best interests of our students in mind. Compensation of our officers and directors is designed to be consistent with the U.S. Department of Education regulations.

Compensation Philosophy

Our executive compensation philosophy is to maintain a compensation program that is both fair and competitive and which rewards performance of our senior management. To that end, we seek to set base salaries of our executive officers at levels that are comparable with that of executive officers at comparable companies, who have similar job descriptions, responsibilities and qualifications, such as experience and education level. We also compare the base salaries of our executive officers to those individuals at the Company with similar job titles, responsibilities, performance expectations, years of service at the Company, experience and education level. We may also adjust an executive officer’s base salary from year-to-year based on his or her achievement of subjective performance factors, such as providing effective day-to-day leadership and management of the university’s operations, developing strategic business plans, motivating and coordinating a high performance management team, supervising quality control systems of the university’s academic programs, and overseeing the ethical conduct of university personnel. Our compensation committee also considers whether such executive consistently met or exceeded his or her key operational targets, such as profit margins and net income. In considering these factors, our compensation committee does not weigh any one factor over another in setting base salary, but rather takes the various factors and performance reviews into consideration as a whole. Through this process, we seek to set base salaries for our executive officers that are both competitive and fair.

We also incorporate certain components into our executive compensation to incentivize our executives to achieve certain financial performance targets for the Company on a quarterly and annual basis, such as profit margins and net income. The financial performance targets contained in such formulas are configured to reward achievement of financial goals that reflect successful growth in revenue, increase in profitability, and efficient management of our costs. In setting these goals, the compensation committee may offer greater reward for achieving one metric over another depending on the level of importance it attaches to one factor over another. For example, the compensation committee may provide additional reward for achieving profitability and growth over cost goals, if it determines that such factors are more central to our strategic plan. Review of such metrics and weighing of each factors are conducted on an annual basis. Such a compensation system, we believe, not only encourages hard work, but also simplifies and makes more transparent our pay structure.

The compensation committee believes that our compensation programs are designed with an appropriate balance of risk and reward in relation to our overall objectives and do not create risks that are reasonably likely to have a material adverse effect on the Company’s business. In this regard, the compensation committee believes that our mix of short- and long-term compensation elements encourages our management to produce consistent, short-term financial results for the Company, but also encourages our management to increase long-term stockholder value. In particular, our quarterly and annual achievement awards reward our executive officers for achieving our short-term financial goals. Our long-term compensation, on the other hand, has an equity-based component that is intended to ensure that our executive officers’ focus on increasing long-term stockholder value. Through vesting and other performance measure provisions, our long-term compensation program is also designed to emphasize the performance measures that our executive officers need to achieve in order to deliver stockholder value.

Consistent with our compensation philosophy, the executive compensation program has been specifically designed to achieve the following objectives:

●
Meet the demands of the market. Provide an attractive combination of salary and quarterly, annual and long-term compensation at competitive levels among our peers who provide similar educational services in the markets we serve, to enable the recruitment and retention of highly qualified executives. We believe that the supply of qualified executive talent is limited and have designed our compensation programs to help us attract and retain qualified candidates by providing compensation that is competitive within the for-profit education industry and the broader market for executive talent. Our executive compensation policies are designed to assist us in attracting and retaining qualified executives by providing competitive levels of compensation that are consistent with the executives’ alternatives.

●
Aligning with Stockholders. Align the interests of executives with those of our stockholders through grants of equity-based compensation that also provide opportunities for ongoing executive ownership. Our compensation program uses equity-based awards, the value of which is contingent on our longer-term performance, in order to provide our executive officers with a direct incentive to seek increased stockholder returns. Our stockholders receive value when our stock price increases and by using equity-based awards, our executive officers also receive increased value when our stock price increases and decreased value when it decreases. We believe that equity-based awards exemplify our philosophy of having a straightforward structure by reminding executive officers that one measure of long-term corporate success is increased stockholder value over time. Because our equity awards are granted with time-based vesting, we believe these awards also aid in the retention of our executive officers.

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Driving Performance. Structure executive compensation around the attainment of both company-wide and individual targets that further the Company’s long-range goals with the best interests of our students in mind and consistent with the U.S. Department of Education regulations. Link executive pay to attainment of both company-wide and individual targets to further and reward achievement of Company’s long-range goals.

Role of Management in Determining Compensation

Dr. Ronald L. Shape, our president and chief executive officer, on an annual basis makes recommendations to the compensation committee of our Board regarding the base salaries of our executive officers, other than for himself. The compensation committee also consults with Dr. Shape in identifying key operational targets of the Company and determining appropriate individual performance metrics for the executive officers for the following fiscal year.

Compensation Elements

The compensation program for our executive officers is comprised primarily of three elements: base salary, quarterly and annual incentives, and long-term equity awards. The amount of each compensation element that is paid in proportion to the total compensation for each named executive officer depends on overall market conditions and the financial performance achieved by the Company.

Base Salary. Base salary is an integral part of compensation for our executive officers. Unless determined pursuant to an employment agreement, the compensation committee generally recommends, and the Board approves, base salary levels for our named executive officers after completion of our annual employee performance review program and during the time when any salary changes are to take effect. In general, the compensation committee considers the following factors: (i) the individual’s performance and contribution to the long-range goals of the Company’s recent operating results, and (ii) review of salaries in the market survey data and for similar positions for comparable companies.

Quarterly and Annual Incentives. We have placed an emphasis on performance-based quarterly and annual achievement awards that are designed to reward our executive management team based on the achievement of specific performance measures and goals. We believe quarterly and annual performance-based pay furthers our compensation philosophy and objectives by focusing our executive officers on corporate goals, encouraging continuous quality improvement and providing straightforward awards. The target for quarterly and annual achievement awards pay for our executive officers is expressed as a percentage of base salary.

Long-Term Equity Awards. We believe that executive officers should have a significant potential to benefit from increases in our equity value in order to align the interests of the executive officers and our stockholders. The Company provides long-term equity awards under the National American University Holdings, Inc. 2009 Stock Option and Compensation Plan, or the “2009 Plan,” the 2013 Restricted Stock Unit Plan, or the “2013 Plan,” and the proposed 2018 Stock Option and Compensation Plan, or the “2018 Plan”. The 2009 Plan and the 2018 Plan gives the compensation committee the latitude of awarding stock options, non-qualified stock options, restricted stock and other types of long-term equity awards. The 2013 Plan allows awarding of restricted stock units and cash awards. Our equity awards may be split among stock options, restricted stock and restricted stock units so that the executive officers are incentivized to preserve as well as grow stockholder value. Our stock options, restricted stock and restricted stock unit awards generally use one- to three-year vesting with ten-year terms. The Board has approved the termination of the 2013 Plan subject to the approval by the stockholders of the proposal included in this proxy statement to adopt the 2018 Plan.

Summary Compensation Table

The following table and accompanying narrative disclosure explains compensation for the last two fiscal years for the individual who served as our chief executive officer during fiscal 2018, and for each of the two other most highly-compensated executive officers, other than our chief executive officer (collectively, the “named executive officers”).

Name and Title	Fiscal Year	Salary ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)	Total ($)
Dr. Ronald L. Shape	2018	354,595	216,162(2)	6,431	0	0	577,188
President and Chief Executive Officer	2017	315,963	151,655(3)	1,545	0	0	469,163

Dr. Lynn Priddy	2018	182,583	65,984(4)	900	18,500	0	267,967
Provost and Chief Academic Officer	2017	180,596	56,175(5)	618	18,324	0	255,713

Dr. Robert Paxton(7)	2018	190,730	65,984(4)	900	19,000	0	276,614
President of Strategic Initiatives	2017	183,825	56,175(5)	618	19,000	0	259,618
_______________________________________
(1)
Amounts represent the aggregate grant date fair value of stock options as computed in accordance with FASB ASC Topic 718 utilizing the assumptions discussed in Note 11 to our Notes to the Annual Consolidated Financial Statements for the fiscal year ended May 31, 2018.

(2)
Amount represents $83,352 in stock portion of annual base salary, and the aggregate grant date fair value of 58,250 restricted stock units which did not vest.

(3)
Amount represents $35,692 in stock portion of annual base salary, and the aggregate grant date fair value of 61,250 restricted stock units which did not vest and merit award of 3,750 shares of common stock.

(4)
Amount represents the aggregate grant date fair value of 28,000 restricted stock units which did not vest and merit award of 1,250 shares of common stock.

(5)
Amount represents the aggregate grant date fair value of 30,000 restricted stock units which did not vest and merit award of 1,500 shares of common stock.

(6)
Represents quarterly merit award payments. See discussion under “Annual and Quarterly Incentives” below.

(7)
Dr. Paxton retired from the Company effective as of July 31, 2018.

Discussion of Executive Compensation Decisions

Base Salaries

Our named executive officers’ compensation was determined, in part, by arrangements in effect between Dlorah and such named executive officer. The base salary of Dr. Shape was determined pursuant to his employment agreement that is described below under the heading “Employment Agreements.” In setting the annual base salary of our other senior executive officers, the compensation committee of our Board considered base salaries of other officers of similar ranks at the Company and at companies that provide similar educational services in the markets we serve and compared responsibilities of the position, performance expectations, years of service, experience and education level. The committee also considered individual’s performance and contribution to the long-range goals of the Company’s recent operating results. Our compensation committee does not have a predetermined formula or metric in comparing these factors, but generally sets a base salary it believes to be competitive but fair for each of our executive officers, based on the recommendations made by our chief executive officer. The amount of base salaries paid to each named executive officer for the fiscal years ended May 31, 2018 and 2017, are reported in the column captioned “Salary” of the “Summary Compensation Table” above.

Equity Awards

The compensation committee believes that it is in the best interest of our stockholders to have a substantial component of total compensation “at-risk” and dependent upon our financial performance.

Fiscal Year 2018

During fiscal year 2018, Dr. Shape, Dr. Priddy, and Dr. Paxton received Restricted Stock Units of 58,250, 28,000, and 28,000, respectively under the 2013 Restricted Stock Unit Plan with the following performance-based vesting schedule.

Audited Operating Income/Loss EBIT Metric as of May 31, 2018	Percentage of Restricted Stock Units that will vest
Equal to or greater than $4,900,000	100%
Equal to or greater than $3,750,000 and less than $4,900,000	67%
Equal to or greater than $3,000,000 and $ less than $3,750,000	25%
Less than $3,000,000	0%

None of the restricted stock units vested as audited operating loss as of May 31, 2018 was less than $3,000,000.

Each of Dr. Shape, Dr. Priddy, and Dr. Paxton was granted 3,750, 1,250, and 1,250 shares of common stock, respectively, as merit awards.

Each of Dr. Shape, Dr. Priddy, and Dr. Paxton was also granted stock options to purchase 3,750, 1,250, and 1,250 shares of common stock, respectively. Half of the options were immediately exercisable upon the grant date of October 20, 2017, and the other half on June 1, 2018.

In addition to the stock option grant, in accordance with the terms of the employment agreement between National American University and Dr. Ronald Shape, for fiscal year 2018 Dr. Shape received $83,352 in common stock as part of his annual base pay.

Fiscal Year 2017

During fiscal year 2017, Dr. Shape, Dr. Priddy and Dr. Paxton received restricted stock units of 61,250, 30,000 and 30,000 respectively, under the 2013 Restricted Stock Unit Plan with the following performance-based vesting schedule.

Audited Operating Income/Loss Metric as of May 31, 2017	Percentage of Restricted Stock Units that will vest
Income equal to or greater than $0	100%
Loss equal to or less than ($2,750,000) and greater than $0	67%
Loss equal to or less than ($3,250,000) and greater than ($2,750,000)	50%
Loss greater than ($3,250,000)	0%

None of the restricted stock units vested as audited operating loss as of May 31, 2017 was greater than ($3,250,000).

Each of Dr. Ronald Shape, Dr. Lynn Priddy, and Dr. Robert Paxton was granted 3,750, 1,500 and 1,500 shares of common stock, respectively, as merit awards.

Each of Dr. Ronald Shape, Dr. Lynn Priddy, and Dr. Robert Paxton was also granted stock options to purchase 3,750, 1,500 and 1,500 shares, respectively. Half of the options were immediately exercisable upon the grant date of October 20, 2016, and the other half exercisable on June 1, 2017.

In addition to the stock option grant, in accordance with the terms of the employment agreement between National American University and Dr. Ronald Shape, for fiscal year 2017 Dr. Shape received $35,692.20 in common stock as part of his annual base pay.

Annual and Quarterly Incentives

Dr. Ronald L. Shape. For fiscal years ended May 31, 2018 and 2017, pursuant to the terms of his employment agreement, Dr. Shape was eligible to receive annual incentive pay. Annual incentive pay was determined in accordance with the following guidelines and other terms and exclusions as set forth in his employment agreement and was paid 75% in cash and 25% in Company stock under the 2009 Plan. Operating ratio was calculated by dividing total operating expenses by total revenue, except that the operating expenses and gross profit do not include: provisions for state and federal income taxes; interest income; interest expense; contribution to the Company’s 401(k) retirement program; gains and losses from securities; extraordinary items shown on the financial statement and gains or losses from the sale of major corporate properties outside the normal course of business; business expansion and development expenses and income from the inception through a period of two years from the date of enrollment of the first student at any new campus, location or program; accrued annual bonus calculations for the chief executive officer; and compensation expense of and for the Board.

Performance Guidelines	Payout
Company achieves an operating ratio (total operating expenses over total revenue) of less than 90%	No annual incentive pay
Company achieves an operating ratio (total operating expenses over total revenue) of equal to or less than 80%	Annual incentive pay of 1% of the Company’s total revenue (less Dr. Shape’s base salary)
Company achieves an operating ratio (total operating expenses over total revenue) between 80% and 90%	Prorated annual incentive pay

In accordance with the above annual incentive pay guidelines, no additional annual incentive pay was awarded to Dr. Shape in fiscal years 2018 and 2017.

Dr. Lynn Priddy and Dr. Robert Paxton

Fiscal Year 2018

For fiscal year 2018, Dr. Priddy and Dr. Paxton were eligible for quarterly and annual achievement awards based on achieving predetermined performance objectives and targets for the Company. Dr. Priddy and Dr. Paxton were eligible for quarterly achievement awards based on meeting the Company’s budgeted quarterly pre-tax profit margins and certain quarterly organizational objectives related to institutional effectiveness goals. The amount of the quarterly achievement awards were calculated quarterly by taking the appropriate percentage multiplied by their current annual base salaries. They would receive a percentage of their annual base salaries each quarter based on achieving the objectives listed below. The maximum amount of quarterly achievement award that each of Dr. Priddy and Dr. Paxton was entitled to receive in fiscal 2018 was 80% of her or his annual base salary. We are not disclosing the quarterly profit margin targets because we believe such disclosure would cause us competitive harm in that it would reveal confidential future business plans and objectives. We set our quarterly profit margin targets based on our confidential strategic business plan and budget. Because our revenue and expenditure projections are based on our internal forecasts and confidential information about our business and developed primarily as a tool to facilitate strategic planning, disclosure of the profit targets would cause us significant competitive harm. Based on our prior years’ quarterly profit figures and our strategic business plans and objectives, we believe these profit targets were set sufficiently high to provide incentive to achieve a high level of performance. We believed it was difficult, although not unattainable, for the targets to be reached and, therefore, no more likely than unlikely that the targets will be reached.

Quarterly Objectives	Percentage of Annual Base Salary	Description
1	10% per quarter	For achieving the approved budgeted NAUH pre-tax profit margin for the quarter.
	5% per quarter	For achieving less than 100% but greater than 90% of the approved budgeted NAUH pre-tax profit margin.
2	10% per quarter	For achieving a performance index of 90% or better for overall performance for the quarter.
	5% per quarter	For achieving a performance index of greater than 80% and less than 90% for overall performance for the quarter.

As a result of performance objectives and targets achieved, Dr. Priddy and Dr. Paxton earned $18,500 and $19,000 in quarterly achievements awards, respectively.

For fiscal year 2018, annual achievement award component was based on the Company’s actual earnings before interest and taxes, or EBIT, for fiscal year 2018. To the extent that the actual EBITs for the fiscal year exceeded the budgeted EBITs for the fiscal year, as determined by the Board, each of Dr. Priddy and Dr. Paxton was eligible to receive 5% of the excess up to a maximum of 75% of her or his annual base salary. The Company’s actual EBIT for the fiscal year 2018 did not exceed the budgeted EBIT, so no additional annual achievement award was paid for the fiscal year 2018.

Fiscal Year 2017

For fiscal year 2017, Dr. Priddy and Dr. Paxton were eligible for quarterly and annual achievement awards based on achieving predetermined performance objectives and targets for the Company. Dr. Priddy and Dr. Paxton were eligible for quarterly achievement awards based on meeting the Company’s budgeted quarterly pre-tax profit margins and certain quarterly organizational objectives related to institutional effectiveness goals. The amount of the quarterly achievement awards were calculated quarterly by taking the appropriate percentage multiplied by their current annual base salaries. They would receive a percentage of their annual base salaries each quarter based on achieving the objectives listed below. The maximum amount of quarterly achievement award that each of Dr. Priddy and Dr. Paxton was entitled to receive in fiscal 2017 was 80% of her or his annual base salary. We are not disclosing the quarterly profit margin targets because we believe such disclosure would cause us competitive harm in that it would reveal confidential future business plans and objectives. We set our quarterly profit margin targets based on our confidential strategic business plan and budget. Because our revenue and expenditure projections are based on our internal forecasts and confidential information about our business and developed primarily as a tool to facilitate strategic planning, disclosure of the profit targets would cause us significant competitive harm. Based on our prior years’ quarterly profit figures and our strategic business plans and objectives, we believe these profit targets were set sufficiently high to provide incentive to achieve a high level of performance. We believed it was difficult, although not unattainable, for the targets to be reached and, therefore, no more likely than unlikely that the targets will be reached.

Quarterly Objectives	Percentage of Annual Base Salary	Description
1	10% per quarter	For achieving the approved budgeted NAUH pre-tax profit margin for the quarter.
	5% per quarter	For achieving less than 100% but greater than 90% of the approved budgeted NAUH pre-tax profit margin.
2	10% per quarter	For achieving a performance index of 90% or better for overall performance for the quarter.
	5% per quarter	For achieving a performance index of greater than 80% and less than 90% for overall performance for the quarter.

As a result of performance objectives and targets achieved, Dr. Priddy and Dr. Paxton earned $18,324 and $19,000 in quarterly achievements awards, respectively.

For fiscal year 2017, annual achievement award component was based on the Company’s actual EBIT for fiscal year 2017. To the extent that the actual EBITs for the fiscal year exceeded the budgeted EBITs for the fiscal year, as determined by the Board, each of Dr. Priddy and Dr. Paxton was eligible to receive 5% of the excess up to a maximum of 75% of her or his annual base salary. The Company’s actual EBIT for the fiscal year 2017 did not exceed the budgeted EBIT, so no additional annual achievement award was paid for the fiscal year 2017.

 Outstanding Equity Awards at Fiscal Year-End

As of fiscal year ended May 31, 2018, the restricted stock units that were granted to our named executive officers in fiscal year 2018 did not vest and were forfeited, as further described above under “Equity Awards.”

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Option exercise price ($)	Option expiration date

Dr. Ronald L. Shape	3,750(1)	$3.11	10/20/2024
	53,954(2)	$3.06	10/20/2025
	3,750(3)	$1.96	10/20/2026
	3,750(5)	$1.72	10/20/2027

Dr. Robert Paxton	1,875(1)	$3.11	10/20/2024
	9,521(2)	$3.06	10/20/2025
	1,500(3)	$1.96	10/20/2026
	1,250(5)	$1.72	10/20/2027

Dr. Lynn Priddy	15,000(4)	$3.67	1/22/2024
	10,000(2)	$3.06	10/20/2025
	1,500(3)	$1.96	10/20/2026
	1,250(5)	$1.72	10/20/2027
__________________________________________________
(1)
These stock options were immediately exercisable upon the grant date of October 20, 2014.
(2)
These stock options were granted on October 20, 2015, and vested in full as of June 1, 2016.
(3)
These stock options were granted on October 20, 2016, and vested in full as of June 1, 2017.
(4)
These stock options were granted on January 21, 2015, and vested in full as of June 1, 2015.
(5)
These stock options were granted on October 20, 2017, and vested in full as of June 1, 2018

Employment Agreements

National American University, a division of Dlorah, our wholly-owned subsidiary, currently has an employment agreement with Dr. Shape. There are no employment agreements or arrangements, whether written or unwritten, for Dr. Paxton or Dr. Priddy, other than the compensation plan which is described above under Quarterly and Annual Achievement Awards.

Dr. Ronald L. Shape

On August 30, 2012, NAU entered into an executive employment agreement, dated effective as of June 1, 2012, with Dr. Shape (the “Employment Agreement”). The Employment Agreement replaced and superseded Dr. Shape’s prior employment agreement with the Company dated effective as of June 1, 2011 (the “Prior Agreement”). The term of Dr. Shape’s Employment Agreement continues until terminated by either party, upon mutual written agreement of both parties or upon resignation by the CEO upon twenty-four (24) calendar months’ written notice. The Employment Agreement provides for an initial annual base compensation of $427,500 to be paid as follows: $327,500 in cash or current funds and $100,000 in stock or other equity under the Company’s 2009 Stock Option and Compensation Plan (the “2009 Plan”). Commencing with NAU’s fiscal year beginning June 1, 2013 and for each of NAU’s fiscal years thereafter during the term of the agreement, Dr. Shape’s base annualized salary will be increased or decreased by the appropriate percentage increase or decrease in the Consumer Price Index – US City Average – All Urban Consumers. The Employment Agreement provides that if Dr. Shape is continuously employed through the last day of a fiscal year, he is entitled to receive “Annual Incentive Pay” for such fiscal year, determined and paid according to the guidelines set forth in the agreement and to be paid 75% in cash and 25% in stock or other equity under the Company’s 2009 Plan. The Employment Agreement also provides that Dr. Shape is entitled to participate in NAU’s benefit programs for its employees, to take up to five weeks paid time off and to be reimbursed for his business expenses.

In the event that Dr. Shape’s employment is terminated for “cause,” Dr. Shape will be entitled to (i) his base salary then in effect, prorated to the date of termination, (ii) all fringe benefits through the date of termination, and (iii) the remaining installments due, if any, for any Annual Incentive Pay earned for a NAU fiscal year prior to the final year that includes Dr. Shape’s date of termination. In the event that Dr. Shape’s employment is terminated without “cause,” Dr. Shape will be entitled to receive, as liquidated damages, (i) his then current base salary, payable monthly, for two years after termination or until he is again employed by another employer, whichever occurs first, and (ii) COBRA and continuation premiums for monthly health and dental insurance to continue the coverage in effect at termination for Dr. Shape and his dependents for a period of twelve months following termination. Dr. Shape will be entitled to receive the liquidated damages only if he signs and does not rescind a severance agreement at the time of termination.

The Employment Agreement includes a clawback provision whereby Dr. Shape may be required, upon certain triggering events, to repay all or a portion of the payments and benefits provided under the Employment Agreement, pursuant to any clawback policy adopted by or applicable to the Company pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, any Securities and Exchange Commission rule, any applicable listing standard promulgated by any national securities exchange or national securities association, or any other legal requirement. The Employment Agreement includes an agreement by Dr. Shape that he will not disclose any confidential information of NAU at any time during or after employment. In addition, the covenant not to compete set forth in the Employment Agreement will terminate 24 months after termination of Dr. Shape’s employment with NAU.

Director Compensation and Benefits

Our compensation committee periodically reviews the total compensation paid to non-management directors. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform the Board’s duties, and to fairly compensate directors for their service. The compensation committee considers the time and effort required for service on the Board, a Board committee and as a committee chair, and to the extent available reviews Board compensation survey information for comparably sized public companies.

For fiscal year ended May 31, 2018, non-employee directors of the Company received a retainer, pro-rated at $30,000 per annum. Directors also received $4,000 for each committee he or she served on, while the Audit committee chair received $15,000 and the Compensation committee chair received $10,000. In addition, each non-employee director received restricted stock in an amount equal to $20,000 based on the closing price of our common stock on the date of grant, as well as 1,000 shares of common stock. The Company’s directors and their dependents received health insurance coverage under our health care plan or equivalent payment for premium costs if the director declines health insurance coverage. Mr. Buckingham received an annual retainer of $100,000 for serving as the chairman of our Board. Dr. Gallentine received an annual retainer of $130,000 for serving as vice-chairman of our Board.

The following table summarizes the compensation earned by our non-management directors during fiscal 2018:

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)

Robert Buckingham	0	0	17,164(1)	17,164
Dr. Jerry L. Gallentine	150,000(4)	0	3,949(2)	153,949
Jeffrey B. Berzina	34,000	18,202	5,442(3)	57,644
Dr. Therese K. Crane	38,000	18,202	5,442(3)	61,644
Richard L. Halbert	40,000	18,202	5,442(3)	63,644
Dr. Thomas D. Saban	49,000	18,202	5,442(3)	72,644
James Rowan	80,000	18,202	5,442(3)	103,644
Dr. Edward Buckingham	30,000	0	5,442(3)	35,442
___________________
(1)
Consists of $13,882 in health insurance benefits and $3,282 in use of company plane.
(2)
Consists of $486 in use of company plane for commuting between his home in Kansas to the Company and $3,463 in country club dues.
(3)
Represents health insurance benefits.
(4)
Includes $20,000 for service on our Board of Governors.

Beneficial Ownership of Principal Stockholders, Directors and Management

The table presented below shows information regarding the beneficial ownership of our common stock as of August 14, 2018 by:

●
each person or entity known by us to own beneficially more than 5% of our outstanding common stock;

●
each of our directors;

●
each of our named executive officers; and

●
all of our directors and executive officers as a group.

As of August 14, 2018, 24,348,425 shares of our common stock were issued and outstanding.

The information in the following table has been presented in accordance with the rules of the SEC. Under the SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the common stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown. Unless otherwise specified, the address of each of our directors, executive officers and each person or entity known by us to beneficially own more than 5% of our outstanding common stock is c/o National American University Holdings, Inc., 5301 Mt. Rushmore Road, Rapid City, South Dakota 57701.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
H. & E. Buckingham Limited Partnership	10,156,905	41.7%

Robert D. Buckingham Living Trust	3,457,864	14.2%

Camden Partners III SPV, LLC	2,199,449(1)	9.0%

T. Rowe Price Associates, Inc.	2,414,703(2)	9.9%

Michael Joseph Hilyard	1,094,376(3)	4.5%

Robert D. Buckingham
Co-Vice Chairman of the Board of Directors	13,614,769(4)	55.9%

Dr. Ronald L. Shape
President, Chief Executive Officer and Director	464,363(5)	1.9%

Dr. Robert Paxton
President of Strategic Initiatives and External Relations	29,845(6)	*

Dr. Edward D. Buckingham
Chairman of the Board of Directors	45,175(7)	*

Dr. Jerry L. Gallentine
Co-Vice Chairman of the Board of Directors	83,000(8)	*

Dr. Lynn Priddy
Provost and Chief Academic Officer	12,750(9)	*

Dr. Therese K. Crane
Director	75,415(10)	*

Dr. Thomas D. Saban
Director	44,307(11)	*

Richard L. Halbert
Director	56,577(12)	*

Jeffrey B. Berzina
Director	43,733(13)	*

James A. Rowan
Director	34,440(14)	*
All directors and executive officers as a group (of 11 individuals)	14,504,374	56.6%

*	Less than 1%.

(1)
Based on information contained in reports on Schedule 13G and Schedule 13D/A filed with the SEC on January 22, 2018. All of the 2,199,449 shares were transferred on January 17, 2018 by Camden Partners Strategic Fund III, L.P. and Camden Partners Strategic Fund III-A, L.P. to Camden Partners III SPV, L.P., in exchange for limited partnership interests in Camden Partners III SPV, L.P. As a result of the transfer, each of Camden Partners Strategic Fund III, L.P., Camden Partners Strategic Fund III-A, L.P., Camden Partners Strategic III, LLC, Camden Partners Strategic Manager, LLC and Donald W. Hughes ceased to beneficially own any shares. J. Todd Sherman, the managing member of Camden Partners Strategic Manager, LLC, and David L. Warnock are the two managers of Camden Partners III SPV, LLC, the general partner of Camden Partners III SPV, L.P. As a result, J. Todd Sherman, David L. Warnock, Camden Partners III SPV, L.P. and Camden Partners III SPV, LLC reported that each had shared voting power over 2,199,449 shares and shared dispositive power over 2,199,449 shares. Camden Partners III SPV, LLC, as the general partner of Camden Partners III SPV, L.P., J. Todd Sherman and David L. Warnock each be deemed to beneficially own the shares held by Camden Partners III SPV, L.P.

(2)
Based on information contained in a report on Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2018 by T. Rowe Price Small-Cap Value Fund, Inc. and T. Rowe Price Associates, Inc., each of which has its principal business office at 100 East Pratt Street, Baltimore, Maryland 21202. February 14, 2017, T. Rowe Price Associates, Inc. reported that it had sole voting power over 312,503 shares and sole dispositive power over 2,414,703 shares, and T. Rowe Price Small-Cap Value Fund, Inc. reported that it had sole voting power over 2,102,200 shares and sole dispositive power over 0 shares.

(3)
Based on information contained in a report on Schedule 13G filed with the Securities and Exchange Commission on November 3, 2016 by Michael Joseph Hillyard and Cara Marie Hillyard, each of whom has his and her principal business office at 5378 Chandler Bend Drive, Jacksonville, Florida 32224. As of November, 3, 2016, Michael Hillyard reported that he had sole voting and dispositive power over 110,542 shares and shared voting and dispositive power over 1,094,376 shares, and Cara Hillyard reported that she had sole voting and dispositive power over 72,645 shares and shared voting and dispositive power over 1,094,376 shares.

(4)
Consists of common stock and common stock warrants owned by the H. & E. Buckingham Limited Partnership and the common stock owned by the Robert D. Buckingham Living Trust. Mr. Buckingham is the general partner of the H. & E. Buckingham Limited Partnership and in this capacity has sole power to direct the vote and disposition of our securities held by the H. & E. Buckingham Limited Partnership. Mr. Buckingham disclaims beneficial ownership of our securities owned by the H. & E. Buckingham Limited Partnership except to the extent of any pecuniary interest therein. As the trustee for the Robert D. Buckingham Living Trust, Mr. Buckingham is deemed to have sole voting and dispositive power of our securities held by the trust and is deemed to be the beneficial owner of all our securities owned by the Robert D. Buckingham Living Trust.

(5)	Includes options to purchase 53,394 shares of common stock of the Company.

(6)	Includes options to purchase 1,250 shares of common stock of the Company.

(7)
Consists of common stock owned by Buckingham Interests, L.P. Dr. Buckingham is the general partner of Buckingham Interests L.P. and in this capacity has sole power to direct the vote and disposition of our securities held by Buckingham Interests L.P.

(8)	Includes 9,523 time-based restricted shares of common stock of the Company which vest on October 3, 2018.

(9)	Includes options to purchase 1,250 shares of common stock of the Company.

(10)	Includes 9,523 time-based restricted shares of common stock of the Company which vest on October 3, 2018.

(11)	Includes 9,523 time-based restricted shares of common stock of the Company which vest on October 3, 2018 and 20 shares owned by a child of Dr. Saban and over which Dr. Saban has sole voting control..

(12)
Includes 9,523 time-based restricted shares of common stock of the Company which vest on October 3, 2018, 13,300 shares held jointly by Mr. Halbert’s wife and over which Mr. Halbert has shared voting control, 1,000 shares held by Mr. Halbert’s individual retirement account and over which Mr. Halbert has sole voting control, and 1,000 shares held by Mr. Halbert’s wife’s individual retirement account and over which Mr. Halbert has no voting control.

(13)	Includes 9,523 time-based restricted shares of common stock of the Company which vest on October 3, 2018.

(14)	Includes 9,523 time-based restricted shares of common stock of the Company which vest on October 3, 2018.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on our review of reports filed with the SEC by our directors, executive officers and beneficial owners of more than 10 percent of our common stock regarding their ownership and transactions in our common stock, we believe that each executive officer, director and 10 percent beneficial owner complied with all filing requirements in a timely manner under Section 16(a) of the Securities Exchange Act of 1934, as amended, during fiscal 2018, except for Joseph Sallustio’s Form 4 filed on September 28, 2017 with respect to a grant of restricted stock units, Anthony DeAngelis’ Form 4 filed on September 28, 2017 with respect to a grant of restricted stock units, David Heflin’s Form 4 filed on September 28, 2017 with respect to a grant of restricted stock units, Priddy Lynn’s Form 4 filed on September 28, 2017 with respect to a grant of restricted stock units, Robert Paxton’s Form 4 filed on September 28, 2017 with respect to a grant of restricted stock units, Paul Sedlacek’s Form 4 filed on September 28, 2017 with respect to a grant of restricted stock units, Ronald Shape’s Form 4 filed on September 28, 2017 with respect to a grant of restricted stock units, and John Woolsey’s Forms 4 filed on January 18, 2018 with respect to a stock sale and September 28, 2018 with respect to a grant of restricted stock units.

Audit Committee Report

Our audit committee is responsible for retaining the Company’s independent registered public accounting firm and approving the services it will perform. Pursuant to the charter adopted by the Board on November 30, 2009, the audit committee acts on behalf of the Board to oversee our financial reporting processes and the adequacy of our internal controls. The audit committee reviews financial and operating reports and disclosures, including our reports filed on Forms 10-K and 10-Q. The audit committee also reviews the performance of the Company’s internal auditor and independent registered public accounting firm.

Management is responsible for the reporting processes and the preparation and presentation of financial statements and the implementation and maintenance of internal controls. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with our consolidated financial statements for the fiscal year ended May 31, 2018, the audit committee has:

●
 reviewed and discussed the audited financial statements and the fair and complete presentation of the Company’s results with management and representatives of Deloitte & Touche LLP, our independent registered public accounting firm for fiscal 2018;

●
discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board; and

●
received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and has discussed the independence of Deloitte & Touche LLP with representatives of Deloitte & Touche LLP.

Based on the review and discussions referred to above, the audit committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Dr. Thomas D. Saban, Chair
Dr. Therese K. Crane
Mr. Jeffrey B. Berzina

PROPOSAL NUMBER 2—STOCKHOLDER ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are submitting to stockholders our annual “say-on-pay proposal,” a non-binding advisory vote to approve the compensation of our named executive officers as described in this proxy statement.

As discussed in the Executive and Director Compensation section, our compensation philosophy is designed to attract and retain highly-talented individuals, provide rewards for strong business results and individual performance, and motivate executives to maximize long-term stockholder returns. The program is competitive in the marketplace, highly incentive-based to align interests of executives with those of stockholders, and balanced across incentives to appropriately mitigate risk.

We are asking our stockholders to indicate their support and approval for our named executive officer compensation as described under the Executive and Director Compensation section of this proxy statement. We believe that our compensation program for our named executive officers is designed to create value for our stockholders over the long-term, and provides for appropriate pay-for-performance alignment.

For the reasons summarized above, and as discussed in more detail in the Executive and Director Compensation section of this proxy statement, our Board of Directors is asking our stockholders to vote for the following advisory resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of the Stockholders is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on our compensation committee or our Board. Nevertheless, our Board and our compensation committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for our named executive officers.

Board Voting Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the proposal to approve, on an advisory basis, the compensation of our named executive officers.

PROPOSAL NUMBER 3—ADOPTION OF 2018 STOCK OPTION AND COMPENSATION PLAN

We are asking our stockholders to approve the National American University Holdings, Inc. 2018 Stock Option and Compensation Plan (the “2018 Plan”). On August 10, 2018, the Board adopted, upon recommendation of the compensation committee and subject to stockholder approval, the 2018 Plan.

Long-term equity compensation plays an important part in the Company’s pay-for-performance philosophy. Our compensation program emphasizes stock-based compensation, encouraging our executive officers and other employees and non-employee directors to think and act as long-term stockholders.

The purpose of the 2018 Plan is to promote the interests of the Company and our stockholders by aiding us in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to provide such persons with opportunities for stock ownership in the Company and to offer such persons other incentives to put forth maximum efforts for the success of the Company’s business. The 2018 Plan will allow us to provide such persons an opportunity to acquire a proprietary interest in the Company, and align the interests of such persons with our stockholders.

Reasons for Adopting the 2018 Plan

We currently make awards of stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards, dividend equivalents and other stock-based awards to executive officers and other employees under our 2009 Stock Option and Compensation Plan (the “2009 Plan”). The total number of shares of common stock authorized for issuance under the 2009 Plan is 1,300,000. We are asking our stockholders to approve the 2018 Plan so that the Company will have an adequate number of shares authorized to make appropriate levels of stock incentive awards to officers, other employees and non-employee directors in 2018 and beyond. The Compensation Committee does not believe a sufficient number of shares of common stock remain available for issuance under the 2009 Plan for equity awards the Compensation Committee anticipates granting prior to our 2019 Annual Meeting of Stockholders.

The Board believes that the continuation of the Company’s stock-based compensation program is essential in attracting, retaining and motivating highly qualified executive officers and other employees and non-employee directors to enhance the success of the Company. Unless the 2018 Plan is adopted, the Board has concluded that the Company will need to curtail grants of stock incentive awards to executive officers, other employees and non-employee directors. The Board believes this result will have a significantly negative impact on the Company’s compensation program and objectives. Accordingly, the Board recommends adoption of the 2018 Plan in order to allow the Company to have the ability to continue to grant stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards, dividend equivalents and other stock-based awards at current levels.

If the 2018 Plan is approved by our stockholders, the Company may continue to grant awards under the 2009 Plan until no additional shares remain available for future awards under the 2009 Plan (although, whether or not the Company does not grant any additional awards under the 2009 Plan, all outstanding awards previously granted under the 2009 Plan will remain outstanding and subject to the terms of the 2009 Plan), but no shares subject to any outstanding awards under the 2009 Plan that are forfeited, cancelled or reacquired by the Company will become available for re-issuance under the 2018 Plan or the 2009 Plan. In addition, if the 2018 Plan is approved by our stockholders, the 2013 Plan will terminate and no additional awards will be granted under the 2013 Plan. The Board has previously approved the termination of the 2013 Plan subject to the approval by the stockholders of the 2018 Plan.

Key Features of the 2018 Plan

The 2018 Plan is an omnibus equity incentive plan that allows the Company to grant stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards, dividend equivalents and other stock-based awards to employees, officers, consultants, independent contractors and non-employee directors. The following is a summary of the material provisions of the 2018 Plan and is qualified in its entirety by reference to the complete text of the 2018 Plan, a copy of which is attached to this proxy statement as Appendix A. We encourage you to read the actual text of the 2018 Plan in its entirety.

Eligibility. Employees, officers, consultants and directors of the Company or its subsidiaries are eligible to participate in the 2018 Plan.

Shares Authorized. The 2018 Plan reserves a total of 1,800,000 shares of common stock for awards under the 2018 Plan. The aggregate number of shares which may be issued under the Plan as incentive stock options is 100,000. Shares that are subject to awards that terminate, lapse or are cancelled or forfeited will be available again for grant under the 2018 Plan.

Certain Limitations. If this proposal is approved by our stockholders, the limit on the equity awards that may be granted to a participant other than non-employee directors in any fiscal year would be 200,000 shares, or in the case of cash awards, $3,000,000, and the limit on the equity awards that may be granted to a non-employee director in any fiscal year would be 25,000 shares.

Types of Awards. The 2018 Plan authorizes the following types of awards:

● Stock Options. The grants of either non-qualified or incentive stock options to purchase shares of our common stock are permitted under the 2018 Plan. Incentive stock options are intended to qualify for favorable tax treatment under the Internal Revenue Code to participants in the 2018 Plan. The stock options will provide for the right to purchase shares of common stock at a specified price and will become exercisable after the grant date under the terms established by the compensation committee. The per share option exercise price may not be less than 100% of the fair market value of a share of common stock on the grant date.

● Stock Appreciation Rights. Awards of stock appreciation rights (SARs) are permitted under the 2018 Plan. SARs provide the holder with a right to receive in cash or in shares of common stock upon exercise the excess of the fair market value of one share of our common stock on the date of exercise, over the grant price of the SARs. The grant price of SARs may not be less than 100% of the fair market value of a share of common stock on the grant date.

● Restricted Stock and Restricted Stock Units. Awards of restricted stock and restricted stock units are permitted under the 2018 Plan, subject to any restrictions that the compensation committee determines to impose, such as satisfaction of performance measures or a performance period, or restrictions on the right to vote or receive dividends.

● Performance Awards. Performance awards, denominated in shares of common stock, are permitted under the 2018 Plan. Performance awards must be contingent upon the attainment of one or more performance goals within a performance period designated by the compensation committee. Performance awards may be settled or payable in shares of common stock or in cash. The recipient of a performance award has no rights as a stockholder with respect to the shares of common stock subject to the award until the performance conditions have been satisfied. For purposes of the 2018 Plan, performance goals must be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income (before or after allocation of corporate overhead and bonus), (2) net income (before or after taxes), (3) reduction in expenses, (4) pre-tax or after-tax operating income, (5) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization), (6) gross revenue, (7) working capital, (8) profit margin or gross profits, (9) share price, (10) cash flow or cash flow per share (before or after dividends), (11) cash flow return on investment, (12) return on capital (including return on total capital or return on invested capital), (13) return on assets or net assets, (14) market share, (15) pre-tax or after-tax earnings per share, (16) pre-tax or after-tax operating earnings per share, (17) total stockholder return, (18) growth measures, including revenue growth, as compared with a peer group or other benchmark, (19) economic value-added models or equivalent metrics, (20) comparisons with various stock market indices, (21) improvement in or attainment of expense levels or working capital levels, (22) operating margins, gross margins or cash margins, (23) year-end cash, (24) debt reductions, (25) stockholder equity, (26) regulatory achievements, (27) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel, (28) customer satisfaction, (29) operating efficiency, productivity ratios, or (30) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the compensation committee may specify within the applicable period).

● Stock Awards. Awards of our common stock without restrictions are permitted under the 2018 Plan, but such grants may be subject to any terms and conditions the compensation committee may determine.

● Other Stock-Based Awards. Grants of other types of awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock, subject to the terms and conditions established by the compensation committee, are permitted under the 2018 Plan. Shares of common stock, or other securities delivered pursuant to a purchase right granted by such an award, must be purchased for consideration having a value equal to at least 100% of the fair market value of common stock on the date the purchase right is granted.

● Cash Awards. Grants of cash awards, subject to the terms and conditions established by the compensation committee, are permitted under the 2018 Plan.

● Dividend Equivalents. Awards of dividend equivalents pursuant to which the recipient is entitled to receive payments in cash, shares of common stock, other securities or other property as determined by the compensation committee based on the amount of cash dividends paid by the Company to holders of common stock are permitted under the 2018 Plan. Dividend equivalents awards may also be subject to any terms and conditions established by the compensation committee.

Transfer Restrictions. In general, awards under the 2018 Plan may not be transferred except upon death, by will or the laws of descent and distribution, or pursuant to a transfer to a family member that is expressly permitted by the compensation committee.

Adjustment for Certain Corporate Changes. In the event of a stock split, stock dividend, recapitalization, reorganization, merger or similar event that affects shares of common stock such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2018 Plan, then the compensation committee must, in such manner as it deems equitable, make appropriate adjustments to (1) the number of shares of common stock available for awards under the 2018 Plan, and subject to outstanding awards and (2) the purchase or exercise price of outstanding awards. If the Company acquires or combines with another company with a pre-existing plan approved by shareholders and not adopted in contemplation of the acquisition or combination, the shares available for grant under the pre-existing plan may be used for awards under the 2018 Plan. Such awards cannot be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and can only be made to individuals who were not employees or directors of the Company or any affiliate prior to such acquisition or combination.

Change in Control. If the Company is a party to a merger, exchange or reorganization, outstanding awards will be subject to the terms and conditions of any agreement of merger, exchange or reorganization which may include, without limitation, accelerating the vesting or exercise date of awards and the cancellation of outstanding awards in exchange for payment of their cash equivalent.

Amendment. The Board may amend the 2018 Plan at any time, however, prior approval of the stockholders of the Company shall be required for any amendment to the 2018 Plan which (1) requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Market LLC, or any other securities exchange that are applicable to the Company, (2) increases the number of shares authorized under the 2018 Plan; (3) increases the number of shares subject to the limitations contained in Section 4(d) of the 2018 Plan; (4) permits repricing of options or stock appreciation rights without prior shareholder approval; or (5) permits the award of options or stock appreciation rights at a price less than 100% of the fair market value of a share on the date of grant contrary to the provisions of the 2018 Plan.

Term. The term of the 2018 Plan expires ten years after the date of its adoption, unless earlier terminated by the Board.

Federal Income Tax Consequences

The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to awards under the 2018 Plan. This summary is not intended to be exhaustive and does not describe state, local or FICA tax consequences.

Tax Consequences to Participants. The tax consequences to a participant depend on the type of award granted under the 2018 Plan.

● Stock Options

Non-Qualified Stock Options. A participant does not recognize income at the time a non-qualified stock option is granted. At the time of exercise of the non-qualified stock option, the participant recognizes ordinary income in an amount equal to the difference between the amount paid for the shares subject to the option (the “exercise price”) and the fair market value of the shares (assuming the shares subject to the option are unrestricted). When the participant sells the shares acquired on exercise of the option, any appreciation (or depreciation) in the value of the shares after the date of exercise is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. Options that qualify as incentive stock options (ISOs) are entitled to special tax treatment. As with nonqualified stock options, a participant does not recognize income at the time an ISO is granted. However, unlike with non-qualified stock options, if the ISO holding period requirement is satisfied, the participant does not recognize income (for purposes of regular income tax) at the time of exercise (although the participant may be required to recognize income for purposes of the alternative minimum tax). The ISO holding period requirement is satisfied if the shares acquired on exercise of the ISO are held for at least two years from the ISO grant date and one year from the ISO exercise date. If this requirement is met, when the participant sells the shares acquired on the ISO exercise, any appreciation (or depreciation) in the value of the shares over the exercise price is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

If a participant sells the shares acquired on exercise of an ISO before satisfying the ISO holding period requirement, the participant has a “disqualifying disposition” of the shares at the time they are sold. Upon the disqualifying disposition, the participant has ordinary income equal to the lesser of: (1) the fair market value of the shares on the date of exercise of the ISO less the exercise price; and (2) the sales price of the shares less the exercise price.

● Stock Appreciation Rights. A participant does not recognize income at the time a SAR is granted. When a SAR is exercised, the participant recognizes income equal to the amount of cash and the fair market value of any unrestricted shares received on the exercise.

● Restricted Stock. A participant granted shares of restricted stock does not recognize income at the time of grant unless the participant makes an election (an “83(b) election”) to be taxed at such time. Instead, the participant recognizes ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Any dividends paid to the participant with respect to the shares of restricted stock are treated as compensation income, rather than dividend income, until the restrictions lapse. When the participant sells the shares, any appreciation (or depreciation) in the value of the shares after the date the restrictions lapse is short-term or long-term capital gain (or loss) depending on how long the shares have been held since the date the restrictions lapse.

If a participant granted shares of restricted stock properly makes an 83(b) election with respect to the shares, the participant recognizes ordinary income on the date of grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Any dividends paid after the 83(b) election to the participant with respect to the shares of restricted stock are treated as dividend income, rather than compensation income, and will be eligible for treatment as “qualified dividends” if the other requirements are met. The participant does not recognize any income at the time the restrictions lapse. When the participant sells the shares, any appreciation (or depreciation) in the value of the shares after the date of grant of the shares is short-term or long-term capital gain (or loss) depending on how long the shares have been held since the date of grant.

● Restricted Stock Units, Performance Awards, and Dividend Equivalents. A participant granted restricted stock units, performance awards or dividend equivalents does not recognize income at the time of grant. The participant generally recognizes ordinary income at the time the award is payable to him or her equal to the cash or the value of the shares received at that time. When the participant sells any shares received, any appreciation (or depreciation) in the value of the shares after they are received is short term or long-term capital gain (or loss) depending on how long the shares have been held.

● Cash Awards and Stock Awards. A participant granted a cash award recognizes ordinary income at the time of grant equal to the amount of cash received. A participant granted a stock award recognizes ordinary income at the time of grant equal to the fair market value of the shares granted less the amount, if any, paid for the shares. When the participant sells the shares, any appreciation (or depreciation) in the value of the shares after they are received is short-term or long-term capital gain (or loss) depending on how long the shares have been held.

● Other Stock-Based Awards. If a participant is granted another type of stock-based award under the plan, the participant will recognize income on the award based on the nature of the award.

● Tax Consequences to the Company. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction if, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code. Section 162(m) does not allow a deduction greater than $1 Million per tax year for the compensation paid to the CEO, CFO, and the three highest paid employees other than the CEO and CFO. Beginning January 1, 2017, the limit applies also to individuals that were formerly in these positions. Any payments that the participant recognizes as ordinary income will be considered “compensation” subject to the 162(m) limit for the covered employees.

New Plan Benefits

The amount of any future grants under the 2018 Plan are subject to the discretion of the compensation committee, and therefore future awards to our named executive officers and other employees under the 2018 Plan are not determinable. The closing price of a share of our common stock as reported on the Nasdaq Global Market on August 14, 2018, the record date for our 2018 Annual Meeting, was $0.98.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance as of May 31, 2018, which includes our 2009 Plan and our 2013 Plan. Both of these plans have been approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stock holders	193,350	$3.54	967,335
Total	193,350	$3.54	967,335

 (a)
Includes grants of stock options, time-based restricted stock awards, and performance based restricted stock units. For purposes of the table above, the number of shares to be issued under performance based restricted stock units reflects the maximum number of shares that may be issued; the actual number of shares to be issued will depend on the results of operations during the fiscal year ending May 31, 2018, and beyond

(b)
Includes weighted average exercise price of stock options only.

(c)
The Board has approved the termination of the 2013 Plan subject to the approval by the stockholders of the proposal included in this proxy statement to adopt the 2018 Plan. In the event the 2013 Plan is terminated, the number of securities available under our existing compensation plans would be reduced by 750,000 shares.

Board Voting Recommendation

The Board unanimously recommends that the stockholders vote “FOR” the proposal to adopt the 2018 Plan.

PROPOSAL NUMBER 4—RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the audit committee, the Board has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year that began June 1, 2018 and has further directed that management submit the selection of Deloitte for ratification by stockholders at the annual meeting. Deloitte audited our financial statements as of and for the year ended May 31, 2018. A representative of Deloitte is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

None of the provisions of our Bylaws, other governing documents or applicable law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. The Board is submitting the selection of Deloitte to the stockholders for ratification, however, as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Deloitte.

Independent Registered Public Accounting Firm Fees and Services

For the fiscal years ended May 31, 2018 and 2017, Deloitte served as our independent registered public accounting firm. The following table presents the aggregate fees incurred for audit and audit-related services rendered by Deloitte during fiscal years 2018 and 2017, respectively. The fees listed below were pre-approved by our audit committee.

Service Type	Fiscal 2018	Fiscal 2017

Audit Fees (1)	$520,000	$440,000
Audit-Related Fees(2)	59,480	71,158
Tax Fees	0	28,600
All Other Fees	9,400(3)	0
Total	$588,880	$539,758
______________________
(1)	Consists of fees billed for professional services rendered for the audit of our year-end financial statements and services in connection with regulatory filings.

(2)	Consists of travel, sales tax and other expenses related to audit services.

(3)	Consists of fees associated with consulting for Henley Putnam University asset acquisition.

The audit committee, after a review and discussion with Deloitte of the preceding information, determined that the provision of these services was compatible with maintaining Deloitte’s independence.

Audit Committee Pre-Approval Policies and Procedures

The audit committee adopted pre-approval policies and procedures for audit and non-audit services on November 30, 2009. Since the date of adoption, the audit committee has approved all of the services performed by Deloitte.

Board Voting Recommendation

The Board recommends that stockholders vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on May 31, 2019.

If the appointment of Deloitte & Touche LLP were not ratified by the stockholders, the Board would not be required to appoint another independent registered public accounting firm, but would give consideration to an unfavorable vote.

OTHER BUSINESS

Management does not intend to present any matters at the meeting other than those disclosed in this proxy statement, and we are not presently aware of any matter that may be presented at the meeting by others. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote on those matters in accordance with their best judgment.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside. This eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs.

If your household would like to revoke your householding consent and receive single rather than duplicate mailings in the future, please write to Broadridge Financial Solutions Inc., Householding Department, at 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Any stockholder proposal intended to be presented for consideration at the 2019 Annual Meeting of Stockholders and to be included in our proxy statement for that meeting must comply with all applicable rules and regulations of the SEC and be received in writing by the Corporate Secretary of the Company at 5301 Mt. Rushmore Road, Rapid City, South Dakota 57701 no later than May 23, 2019. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

By Order of the Board of Directors

Ronald L. Shape
President and Chief Executive Officer
September 21, 2018

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 9, 2018.

Our Proxy Statement for the 2018 Annual Meeting of the Stockholders and Annual Report for the year ended May 31, 2018 are available at http://www.proxyvote.com.

APPENDIX A

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
2018 STOCK OPTION AND COMPENSATION PLAN

Section 1.  Purpose of the Plan; Effect on Prior Plans. The purpose of the National American University Holdings, Inc. 2018 Stock Option and Compensation Plan (the “Plan”) is to aid National American University Holdings, Inc. (the “Company”) in recruiting and retaining employees, officers, Directors, and other Consultants capable of assuring the future success of the Company through the grant of Awards to such persons under the Plan. The Company expects that Awards of stock-based compensation and opportunities for stock ownership in the Company will provide incentives to Plan participants to exert their best efforts for the success of the Company’s business and thereby align the interests of Plan Participants with those of the Company’s stockholders.

Section 2. Definitions

The following capitalized terms used in the Plan have the meanings set forth in this Section 2:

(a) “Affiliate” means (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Dividend Equivalent, Performance Award, Stock Award, Other Stock-Based Award, or Cash Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing an Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d) “Board” means the Board of Directors of the Company.

(e) “Cash Award” means any Award granted under Section 7(d) of the Plan that is payable in cash and denominated as a “Cash Award.”

(f) “Change in Control” means the occurrence of any of the following:

a.
A “change in ownership,” as described in Section 1.409A-3(i)(5)(v) of the Treasury Regulations.

b.
A “change in effective control,” as described in Section 1.409A-3(i)(5)(vi) of the Treasury Regulations, but substituting “50 percent” for “30 percent” in the first sentence of Section 1.409A-3(i)(5)(vi)(A)(1).

Appendix A - 1

c.
A “change in ownership of a substantial portion of the assets,” as described in Section 1.409A-3(i)(5)(vii) of the Treasury Regulations, but substituting “50 percent” for “40 percent” in the first sentence thereof.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h) “Committee” means the Compensation Committee of the Board or any successor committee of the Board designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3.

(i) “Company” means National American University Holdings, Inc., a Delaware corporation.

(j) “Consultant” means an individual who renders services to the Company in a non-employee capacity, including a Non-Employee Director.

(k) “Director” means a member of the Board.

(l) “Dividend Equivalent” means any right granted under Section 7(e) of the Plan.

(m) “Eligible Person” means any employee, officer, Director or other Consultant of the Company or any Affiliate.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares on a given date for purposes of the Plan shall be the closing sale price of the Shares on the principal United States Securities Exchange registered under the Exchange Act on which the Shares are listed (the “Exchange”) on the applicable date. If the Exchange is closed for trading on such date, then the last sale price used shall be the one on the date the Shares last traded on the Exchange.

(p) “Incentive Stock Option” means an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision, as set forth in part in Section 6(a)(iv).

(q) “Non-Employee Director” means a Director who is not an employee of the Company or an Affiliate.

(r) “Non-Qualified Stock Option” means an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

Appendix A - 2

(s) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(t) “Other Stock-Based Award” means any stock-based right granted under Section 7(d) of the Plan.

(u) “Participant” means an Eligible Person who is designated by the Committee to be granted an Award under the Plan.

(v) “Performance Award” means any right granted under Section 7(b) of the Plan.

(w) “Performance Goals” means the goals established by the Committee, which shall be satisfied or met as a condition to the exercisability, vesting or receipt of all or a portion of an Award. Such goals shall be based exclusively on one or more of the following corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax income (before or after allocation of corporate overhead and bonus), (2) net income (before or after taxes), (3) reduction in expenses, (4) pre-tax or after-tax operating income, (5) earnings (including earnings before taxes, earnings before interest and taxes, or earnings before interest, taxes, depreciation and amortization, (6) gross revenue, (7) working capital, (8) profit margin or gross profits, (9) Share price, (10) cash flow or cash flow per Share (before or after dividends), (11) cash flow return on investment, (12) return on capital (including return on total capital or return on invested capital), (13) return on assets or net assets, (14) market share, (15) pre-tax or after-tax earnings per Share, (16) pre-tax or after-tax operating earnings per Share, (17) total stockholder return, (18) growth measures, including revenue growth, as compared with a peer group or other benchmark, (19) economic value-added models or equivalent metrics, (20) comparisons with various stock market indices, (21) improvement in or attainment of expense levels or working capital levels, (22) operating margins, gross margins or cash margins, (23) year-end cash, (24) debt reductions, (25) stockholder equity, (26) regulatory achievements, (27) implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel, (28) customer satisfaction, (29) operating efficiency, productivity ratios, or (30) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals (including accomplishing regulatory approval for projects), cost or cost savings targets, accomplishing critical milestones for projects, and goals relating to acquisitions or divestitures, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the applicable period). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units) and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), stockholders’ equity and/or shares outstanding, or to assets or net assets. In all cases, the performance goals shall be such that the achievement of such goals is substantially uncertain at the time that they are established, and that the award opportunity be defined in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goal has been met, and, subject to the Committee’s right to exercise its discretion to reduce or eliminate the amount of the Award, the amount of the Award payable as a result of such performance. To the extent applicable, the measures used in setting performance goals set under the Plan for any given performance period shall be determined in accordance with GAAP and in a manner consistent with the methods used in the Company’s audited financial statements, without regard to: (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP; (ii) changes in accounting, unless, in each case, the Committee decides otherwise within the applicable period; or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per Share basis), the Committee may, within the applicable period for a given performance period, provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee. For purposes hereof, the “applicable period,” with respect to any performance period, is the period commencing on or before the first day of the performance period and ending no later than the earlier of (x) the ninetieth (90th) day of the performance period, or (y) the date on which twenty-five percent (25%) of the performance period has been completed.

Appendix A - 3

(x) “Person” means any individual, corporation, partnership, association or trust.

(y) “Plan” means the National American University Holdings, Inc. 2018 Stock Option and Compensation Plan, as may be amended from time to time.

(z) “Restricted Stock” means any Share granted under Section 7(a) of the Plan.

(aa) “Restricted Stock Unit” means any unit granted under Section 7(a) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(bb) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

(cc) “Section 162(m)” means Section 162(m) of the Code, or any successor provision, and the applicable Treasury Regulations promulgated thereunder.

(dd) “Shares” means shares of common stock, par value of $0.0001 per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(ee) “Stock Appreciation Right” means any right granted under Section 6(b) of the Plan.

(ff) “Stock Award” means any Share granted under Section 7(c) of the Plan.

Appendix A - 4

Section 3. Administration

(a)           Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement; provided, however, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not, without receiving prior approval of the Company’s stockholders, reprice, adjust or amend the exercise price of Options or the grant price of Stock Appreciation Rights previously awarded to any Participant, whether through amendment, cancellation and replacement grant, or any other means; (vi) accelerate the exercisability of any Award or the lapse of restrictions relating to any Award; (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (viii) determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable to a Participant with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder of the Award or the Committee; (ix) interpret and administer the Plan and any instrument or agreement, including any Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee or Consultant of the Company or any Affiliate.

(b)           Action of the Committee. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either: (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present; or (ii) acts approved in writing by all of the members of the Committee without a meeting. The Committee may appoint a chair or a secretary as it deems appropriate.

(c)           Delegation.  The Committee may delegate its powers and duties under the Plan to one or more Directors or executive officers of the Company, or a committee of Directors or executive officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided, however, that the Committee may not delegate its power and authority with regard to: (i) the grant of an Award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to become a covered employee at any time during the period an Award hereunder to such employee would be outstanding; or (ii) the selection for participation in the Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or other person.

(d)           Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

(e)           Liability and Indemnification of Plan Administrators. No member of the Board or the Committee, nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board, the Committee and the executive officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company’s Certificate of Incorporation, Bylaws, and under any directors’ and officers’ liability insurance that may be in effect from time to time.

Appendix A - 5

Section 4. Shares Available for Awards

(a)           Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 1,800,000. Shares to be issued under the Plan will be authorized but unissued Shares or Shares that have been reacquired by the Company and designated as treasury shares. Shares that are subject to Awards that terminate, lapse or are cancelled or forfeited shall be available again for grant under the Plan. If the purchase price of any Shares with respect to an Option is satisfied by delivering Shares already owned by the Participant to the Company (by either actual delivery or attestation), only the number of Shares delivered to the Participant, net of the Shares delivered to the Company or attested to, shall be deemed delivered for purposes of determining the number of Shares available for further Awards. Shares that are tendered by a Participant or withheld by the Company in a “cashless” exercise as full or partial payment to the Company of the purchase or exercise price relating to an Award or to satisfy tax withholding obligations relating to an Award shall not be available for future grants under the Plan. In addition, if Stock Appreciation Rights are settled in Shares upon exercise, the aggregate number of Shares subject to the Award rather than the number of Shares actually issued upon exercise shall be counted against the number of Shares authorized under the Plan.

(b)           Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c)           Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is required to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards; (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards; and (iii) the purchase or exercise price with respect to any Award.

Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or Directors of the Company or any Affiliate prior to such acquisition or combination.

Appendix A - 6

(d)           Award Limitations

(i)           Overall Limitation. No Participant may be granted an Award or Awards under the Plan for more than 200,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any fiscal year, or, in the case of a Cash Award pursuant to Section 7(d) of the Plan, for more than $3,000,000 in any fiscal year.

(ii)           Incentive Stock Option Limitation. The aggregate number of Shares which may be issued under the Plan as Incentive Stock Options is 100,000 (subject to adjustment as provided in Section 4(c) of the Plan).

(iii)           Non-Employee Director Limitation. No Non-Employee Director may be granted an Award or Awards under the Plan for more than 25,000 Shares (subject to adjustment as provided in Section 4(c) of the Plan) in the aggregate in any fiscal year.

Section 5. Eligibility

Any Eligible Person may be designated to be a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services provided by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. The Committee’s selection of an Eligible Person to be a Participant with respect to an Award shall not require the Committee to select such Eligible Person to receive any other Award at any time.

An Incentive Stock Option may be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees) only, and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

Section 6. Options and Stock Appreciation Rights

(a)           Options.  The Committee may grant Options with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

Appendix A - 7

(i)           Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; provided, however, that the Committee may designate a per share exercise price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(ii)           Option Term. The term of each Option shall be fixed by the Committee but shall not be longer than 10 years from the date of grant.

(iii)           Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms in which, payment of the exercise price with respect thereto may be made or deemed to have been made. The Committee may permit net settlement of any Option.

(iv)           Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of Options that are intended to qualify as Incentive Stock Options:

(A)           The aggregate Fair Market Value (determined as of date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all of the Company’s plans) shall not exceed $100,000.

(B)           Any Award Agreement granting Incentive Stock Options under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order for the Award to qualify as an Incentive Stock Option.

(C)           All Incentive Stock Options must be granted within ten (10) years from the earlier of the date on which the Plan is adopted by the Board or the date the Plan is approved by the stockholders of the Company.

(D)           No Incentive Stock Option shall be granted to a Participant who, at the time of grant would own (within the meaning of Section 422 of the Code) stock possessing more than ten percent (10%) of the total combined voting power of the Company (within the meaning of Section 422 of the Code).

(b)           Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights subject to the terms of the Plan and such additional terms and conditions not inconsistent with the provision of the Plan as the Committee shall determine. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive in cash or Shares (as specified by the Committee) upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that the Committee may designate a per share grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

Appendix A - 8

Section 7. Restricted Stock, Restricted Stock Units, Performance Awards, Stock Awards, Other Stock-Based Awards and Cash Awards, Dividend Equivalents

(a)           Restricted Stock and Restricted Stock Units. The Committee may grant Awards of Restricted Stock and Restricted Stock Units with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)           Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Notwithstanding the foregoing, the Committee may permit acceleration of vesting of such Awards in the event of the Participant’s death, disability or retirement.

(ii)           Issuance and Delivery of Shares. Any Restricted Stock granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Stock Units.

(iii)           Forfeiture. Except as otherwise determined by the Committee, upon a Participant’s termination of employment or cessation of services as a Consultant, including resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units held by the Participant at such time shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

Appendix A - 9

(b)           Performance Awards. The Committee may grant Performance Awards denominated in Shares that may be settled or payable in Shares (including, without limitation, Restricted Stock or Restricted Stock Units) or cash. Performance Awards shall be conditioned solely on the achievement of one or more objective Performance Goals, and such Performance Goals shall be established by the Committee no later than the earlier of (i) the ninetieth (90th) day of the performance period, or (ii) the date on which twenty-five percent (25%) of the performance period has been completed. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award, and any other terms and conditions of any Performance Award shall be determined by the Committee. The Committee shall certify in writing that such Performance Goals have been met prior to payment of the Performance Awards.

(c)           Stock Awards. The Committee may grant Shares without restrictions thereon in its discretion. Subject to the terms of the Plan, Stock Awards may have such terms and conditions as the Committee shall determine.

(d)           Other Stock-Based Awards and Cash Awards. The Committee may grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan. Shares, or other securities delivered pursuant to a purchase right granted under this Section 7(d), shall be purchased for consideration having a value equal to at least 100% of the Fair Market Value of such Shares or other securities on the date the purchase right is granted. In addition, the Committee may, in its discretion, grant Cash Awards to Eligible Employees according to such terms and conditions as the Committee may establish, subject to the terms of the Plan and the Award Agreement.

(e)           Dividend Equivalents. The Committee may grant Dividend Equivalents under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of any cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

Section 8. General Rules Applicable to Awards

(a)           Consideration for Awards.  Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(b)           Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

Appendix A - 10

(c)           Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property, withholding Shares otherwise issuable under the Award, or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.

(d)           Term of Awards. The term of each Award shall be for a period not longer than ten (10) years from the date of grant.

(e)           Limits on Transfer of Awards. Except as otherwise provided by the Committee or the terms of this Plan, no Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution. The Committee may establish procedures as it deems appropriate for a Participant to designate a Person or Persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. The Committee, in its discretion and subject to such additional terms and conditions as it determines, may permit a Participant to transfer a Non-Qualified Stock Option to any “family member” (as such term is defined in the General Instructions to Form S-8 (or any successor to such Instructions or such Form) under the Securities Act of 1933, as amended) at any time that such Participant holds such Option, provided that such transfers may not be for value (i.e., the transferor may not receive any consideration therefor) and the family member may not make any subsequent transfers other than by will or by the laws of descent and distribution. Each Award under the Plan or right under any such Award shall be exercisable during the Participant’s lifetime only by the Participant (except as provided herein or in an Award Agreement or amendment thereto relating to a Non-Qualified Stock Option) or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(f)           Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

Section 9. Change in Control

In the event that the Company is a party to a merger, exchange or reorganization, outstanding Awards shall be subject to the terms and conditions of the agreement of merger, exchange or reorganization, which may include, without limitation, accelerating the vesting or exercise date of Awards and the cancellation of outstanding Awards in exchange for the immediate distribution of a cash payment equal to: (a) in the case of Options and Stock Appreciation Rights, the difference between the Fair Market Value on the date of the Change in Control and the exercise price multiplied by the number of Shares subject to the Option or Stock Appreciation Right; and (b) in the case of Restricted Stock, Restricted Stock Units, and Performance Stock Awards, the Fair Market Value of a Share on the date of the Change in Control multiplied by the number of Shares then subject to the Award.

Appendix A - 11

Section 10. Amendment and Termination; Corrections

(a)           Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, prior approval of the stockholders of the Company shall be required for any amendment to the Plan that:

(i)           requires stockholder approval under the rules or regulations of the Securities and Exchange Commission, the NASDAQ Stock Market LLC, or any other securities exchange that are applicable to the Company;

(ii)           increases the number of shares authorized under the Plan as specified in Section 4(a) of the Plan;

(iii)           increases the number of Shares subject to the limitations contained in Section 4(d) of the Plan;

(iv)           permits repricing of Options or Stock Appreciation Rights without prior shareholder approval; or

(v)           permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Sections 6(a)(i) and 6(b) of the Plan.

(b)           Amendments to Awards. Subject to the provisions of the Plan, the Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided in the Plan, the Committee may amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, but no such action may adversely affect the rights of the holder of such Award without the consent of the Participant or holder or beneficiary thereof.

(c)           Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Appendix A - 12

Section 11. Tax Withholding

The Company may take such action as it deems appropriate to withhold or collect from a Participant the applicable federal, state, local or foreign payroll, withholding, income or other taxes that are required to be withheld or collected by the Company upon the grant, exercise, vesting or payment of an Award. The Committee may require the Company to withhold Shares having a Fair Market Value equal to the amount necessary to satisfy the Company’s minimum statutory withholding requirements upon the grant, exercise, vesting or payment of an Award from Shares that otherwise would have been delivered to a Participant. The Committee may, subject to any terms and conditions that the Committee may adopt, permit a Participant to elect to pay all or a portion of the minimum statutory withholding taxes by: (a) having the Company withhold Shares otherwise to be delivered upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes; (b) delivering to the Company Shares other than Shares issuable upon the grant, exercise, vesting or payment of an Award with a Fair Market Value equal to the amount of such taxes; or (c) paying cash. Any such election must be made on or before the date that the amount of tax to be withheld is determined.

Section 12. General Provisions.

(a)           No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)           Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)           No Rights of Stockholders. Except with respect to Restricted Stock and Stock Awards, neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until the Shares have been issued.

(d)           No Limit on Other Compensation Plans or Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements.

(e)           No Right to Employment, Directorship, or to Provide Other Services. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, or a Director to be retained as a Director, nor any other service provider to be retained by the Company, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment or other services at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment or other services for the Company free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

Appendix A - 13

(f)           Governing Law. The internal law, and not the law of conflicts, of the State of Delaware, shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(g)           Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(h)           No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(i)           Securities Matters.  The Company shall not be required to deliver any Shares until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(j)           No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(k)           Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 13. Effective Date of the Plan

The Plan shall be subject to and be effective upon approval by the stockholders of the Company.

Section 14. Term of the Plan

The Plan shall terminate at midnight on December 1, 2028, unless terminated before then by the Board. Awards may be granted under the Plan until the Plan terminates or until all Shares available for Awards under the Plan have been purchased or acquired; provided, however, that Incentive Stock Options may not be granted following the 10-year anniversary of the Board’s adoption of the Plan. The Plan shall remain in effect as long as any Awards are outstanding.

Appendix A - 14

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
5301 MOUNT RUSHMORE ROAD
RAPID CITY, SD 57701

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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The Board of Directors recommends you vote FOR the following:

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1. Election of Directors

Nominees

01 Robert D. Buckingham
02 Dr. Jerry L. Gallentine
03 Dr. Ronald L. Shape
04 Dr. Therese K. Crane
05 Dr. Thomas D. Saban
06 Richard L. Halbert
07 Jeffrey B. Berzina
08 James A. Rowan
09 Dr. Ed Buckingham

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

For address change/comments, mark here. ☐
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Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

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SHARES
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0000388667_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
Annual Meeting of Stockholders
October 9, 2018 9:00 A.M. Mountain Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Ronald L. Shape and Dr. David K. Heflin, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at the Holiday Inn-Rushmore Plaza, 505 North Fifth Street, Rapid City, South Dakota 57701, commencing at 9:00 a.m. Mountain Time on Tuesday, October 9, 2018, and any adjournment or postponement thereof. **This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

Address change:

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0000388667_2 R1.0.1.17